                                                                     Exhibit 4.1

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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 25, 1997

                                      AMONG

                             ROBBINS & MYERS, INC.,

                            THE LENDERS NAMED HEREIN,

                                 BANK ONE, N.A.,
                             AS ADMINISTRATIVE AGENT

                                       AND

                               NATIONSBANK, N.A.,

                     AS DOCUMENTATION AND SYNDICATION AGENT

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                                                                  EXECUTION COPY


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 25, 1997

                                      AMONG

                             ROBBINS & MYERS, INC.,

                            THE LENDERS NAMED HEREIN,

                                 BANK ONE, N.A.,
                             AS ADMINISTRATIVE AGENT

                                       AND

                               NATIONSBANK, N.A.,
                     AS DOCUMENTATION AND SYNDICATION AGENT

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                                TABLE OF CONTENTS

Article  Section                                                                                                 Page
-------  -------                                                                                                 ----
ARTICLE I  DEFINITIONS..........................................................................................  1
         SECTION 1.01.  Defined Terms...........................................................................  1
         SECTION 1.02.  Terms Generally......................................................................... 25
         SECTION 1.03.  Types of Borrowings..................................................................... 25

ARTICLE II  THE CREDITS......................................................................................... 25
         SECTION 2.01.  Restructuring of Loans.................................................................. 25
         SECTION 2.02.  Commitment to Make Loans................................................................ 26
         SECTION 2.03.  Loans................................................................................... 26
         SECTION 2.04.  Notice of Borrowings.................................................................... 28
         SECTION 2.05.  Notes; Repayment of Loans............................................................... 29
         SECTION 2.06.  Fees.................................................................................... 30
         SECTION 2.07.  Interest on Loans....................................................................... 31
         SECTION 2.08.  Default Interest........................................................................ 32
         SECTION 2.09.  Alternate Rate of Interest.............................................................. 33
         SECTION 2.10.  Termination and Reduction of Commitments; Extension of
                        Commitments............................................................................. 33
         SECTION 2.11.  Conversion and Continuation Options..................................................... 34
         SECTION 2.12.  Mandatory Repayments and Prepayments.................................................... 35
         SECTION 2.13.  Optional Prepayments.................................................................... 36
         SECTION 2.14.  Reserve Requirements; Change in Circumstances........................................... 37
         SECTION 2.15.  Change in Legality...................................................................... 38
         SECTION 2.16.  Indemnity............................................................................... 39
         SECTION 2.17.  Pro Rata Treatment...................................................................... 39
         SECTION 2.18.  Sharing of Setoffs...................................................................... 40
         SECTION 2.19.  Payments................................................................................ 40
         SECTION 2.20.  Taxes................................................................................... 41
         SECTION 2.21.  Assignment of Commitments Under Certain Circumstances;
                        Duty to Mitigate........................................................................ 44
         SECTION 2.22.  Swingline Loans......................................................................... 45
         SECTION 2.23.  Letters of Credit....................................................................... 46

ARTICLE III  REPRESENTATIONS AND WARRANTIES..................................................................... 51
         SECTION 3.01.  Organization; Powers.................................................................... 51
         SECTION 3.02.  Authorization........................................................................... 51
         SECTION 3.03.  Enforceability.......................................................................... 51
         SECTION 3.04.  Consents and Governmental Approvals..................................................... 52
         SECTION 3.05.  Financial Statements; Undisclosed Liabilities........................................... 52
         SECTION 3.06.  No Material Adverse Change.............................................................. 52
         SECTION 3.08.  Subsidiaries............................................................................ 53
         SECTION 3.07.  Title to Properties; Possession Under Leases............................................ 52

         SECTION 3.09.  Litigation; Compliance with Laws........................................................ 53
         SECTION 3.10.  Agreements.............................................................................. 53
         SECTION 3.11.  Federal Reserve Regulations............................................................. 54
         SECTION 3.12.  Investment Company Act; Public Utility Holding Company
                        Act..................................................................................... 54
         SECTION 3.13.  Use of Proceeds......................................................................... 54
         SECTION 3.14.  Tax Returns............................................................................. 54
         SECTION 3.15.  No Material Misstatements............................................................... 55
         SECTION 3.16.  Employee Benefit Plans.................................................................. 55
         SECTION 3.17.  Environmental and Safety Matters........................................................ 56
         SECTION 3.18.  Security Interests...................................................................... 56
         SECTION 3.19.  Solvency................................................................................ 56
         SECTION 3.20.  Transactions with Affiliates and Shareholders........................................... 57
         SECTION 3.21.  Insurance............................................................................... 57
         SECTION 3.22.  Labor Matters........................................................................... 58
         SECTION 3.23.  Covenants Contained in the Original Credit Agreement.................................... 58

ARTICLE IV  CONDITIONS OF LENDING............................................................................... 58
         SECTION 4.01.  Conditions Precedent to the Effective Date.............................................. 58
         SECTION 4.02.  All Credit Events....................................................................... 61
         SECTION 4.03.  Conditions Precedent to Extension of Credit for FCE
                        Acquisition............................................................................. 62

ARTICLE V  AFFIRMATIVE COVENANTS................................................................................ 62
         SECTION 5.01.  Existence; Businesses and Properties.................................................... 62
         SECTION 5.02.  Insurance............................................................................... 63
         SECTION 5.03.  Obligations and Taxes................................................................... 63
         SECTION 5.04.  Financial Statements, Reports, etc...................................................... 64
         SECTION 5.05.  Other Information....................................................................... 66
         SECTION 5.06.  ERISA................................................................................... 67
         SECTION 5.07.  Maintaining Records; Access to Properties and Inspections............................... 67
         SECTION 5.08.  Use of Proceeds......................................................................... 67
         SECTION 5.09.  Interest Rate Protection Agreements..................................................... 67
         SECTION 5.10.  Fiscal Year............................................................................. 68
         SECTION 5.11.  Compliance with Environmental Laws; Preparation of
                        Environmental Reports................................................................... 68
         SECTION 5.12.  Subsidiaries............................................................................ 68
         SECTION 5.13.  Further Assurances...................................................................... 69
         SECTION 5.14.  Certain Post-Closing Covenants.......................................................... 69

ARTICLE VI  NEGATIVE COVENANTS.................................................................................. 69
         SECTION 6.01.  Indebtedness............................................................................ 70
         SECTION 6.02.  Negative Pledge......................................................................... 72
         SECTION 6.03.  Sale and Lease-Back Transactions........................................................ 74
         SECTION 6.04.  Investments, Loans and Advances......................................................... 74
         SECTION 6.05.  Mergers, Consolidations, Dispositions and Acquisitions.................................. 76
         SECTION 6.06.  Dividends, Distributions and Other Restricted Payments.................................. 77



         SECTION 6.07.  Impairment of Security Interests........................................................ 78
         SECTION 6.08.  Limitation on Restrictions on Subsidiary Dividends, etc................................. 78
         SECTION 6.09.  No Other Negative Pledges............................................................... 79
         SECTION 6.10.  Transactions with Affiliates and Shareholders........................................... 79
         SECTION 6.11.  Business of Borrower and Subsidiaries................................................... 79
         SECTION 6.12.  Certain Amendments...................................................................... 80
         SECTION 6.13.  Capital Expenditures.................................................................... 80
         SECTION 6.14.  Financial Covenants..................................................................... 80

ARTICLE VII  EVENTS OF DEFAULT.................................................................................. 81

ARTICLE VIII  THE AGENTS AND ISSUING BANK....................................................................... 84
         SECTION 8.01.  Appointment and Authorization........................................................... 84
         SECTION 8.02.  Liability of Agents..................................................................... 85
         SECTION 8.03.  Action by Agents........................................................................ 85
         SECTION 8.04.  Successor Agents........................................................................ 86
         SECTION 8.05.  Agent and Affiliate..................................................................... 86
         SECTION 8.06.  Indemnification......................................................................... 86
         SECTION 8.07.  Credit Decision......................................................................... 87

ARTICLE IX  MISCELLANEOUS....................................................................................... 87
         SECTION 9.01.  Notices................................................................................. 87
         SECTION 9.02.  Survival of Agreement................................................................... 88
         SECTION 9.03.  Binding Effect.......................................................................... 88
         SECTION 9.04.  Successors and Assigns.................................................................. 88
         SECTION 9.05.  Expenses; Indemnity..................................................................... 91
         SECTION 9.06.  Right of Setoff......................................................................... 94
         SECTION 9.07.  Applicable Law.......................................................................... 94
         SECTION 9.08.  Waivers; Amendment...................................................................... 94
         SECTION 9.09.  Interest Rate Limitation................................................................ 95
         SECTION 9.10.  Entire Agreement........................................................................ 95
         SECTION 9.11.  Severability............................................................................ 96
         SECTION 9.12.  Counterparts............................................................................ 96
         SECTION 9.13.  Headings................................................................................ 96
         SECTION 9.14.  Remedies................................................................................ 96
         SECTION 9.15.  Jurisdiction; Consent to Service of Process............................................. 96
Schedules
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Schedule 1.01           Restricted Subsidiaries
Schedule 2.02(a)        Revolving Credit Commitment
Schedule 3.05(b)        Liabilities
Schedule 3.08           Subsidiaries
Schedule 3.09           Litigation; Compliance with Laws
Schedule 3.10           Material Contracts


Schedule 3.16           Employee Benefit Plans
Schedule 3.17           Environmental Matters
Schedule 3.18           Filings
Schedule 3.20           Transactions with Affiliates and Shareholders
Schedule 3.22           Labor Matters
Schedule 5.14           Post Closing Matters
Schedule 6.01           Indebtedness
Schedule 6.02           Liens
Schedule 6.04           Investments


Exhibits
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Exhibit A-1 Form of Revolving Credit Note
Exhibit A-2 Form of Swingline Note
Exhibit B-1 Form of Borrower's Consent and Agreement
Exhibit B-2 Form of Subsidiaries' Consent and Agreement
Exhibit C   Form of Intercompany Note
Exhibit D   Form of Assignment and Acceptance
Exhibit E   Form of Opinion of Counsel
Exhibit F   Form of Compliance Certificate
Exhibit G   Form of Supplemental Agreement
Exhibit H   Form of Notice of Borrowing/Conversion
Exhibit I   Form of Subordinated Note

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 25, 1997, among ROBBINS & MYERS, INC., an Ohio corporation, the Lenders (as defined in this Amended Agreement), BANK ONE, N.A., as Administrative Agent and Issuing Bank, and NATIONSBANK, N.A., as Documentation and Syndication Agent.

         The Borrower (such term, and all other capitalized terms in this paragraph, being used as defined in this Amended Agreement below) requested the Lenders to extend, on the Closing Date, credit to the Borrower in the aggregate principal amount of up to $150,000,000, pursuant to the terms and conditions of the Original Credit Agreement (as defined below). The Borrower has requested that the Lenders (i) terminate their commitments to make Tranche B Revolving Loans (as defined in the Original Credit Agreement), (ii) increase their commitments to make Tranche A Revolving Loans (as defined in the Original Credit Agreement) from $100,000,000 to $200,000,000, (iii) increase the dollar limitations for Capital Expenditures set forth in Section 6.13 of the Original Credit Agreement from $30,000,000 to $40,000,000 and (iv) make certain other amendments and modifications to the Original Credit Agreement. The Lenders are willing to make such amendments and modifications to the Original Credit Agreement upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree that, on the Effective Date, this Amended Agreement will become effective and the Original Credit Agreement will be amended to read as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINED TERMS. As used in this Amended Agreement, the following terms shall have the meanings specified below:

         "ABN AMRO FOREIGN CURRENCY LETTERS OF CREDIT" shall mean, collectively, Letters of Credit issued pursuant to Section 2.23(a)(iii) by ABN AMRO Bank N.V. for the sole purpose of collateralizing Indebtedness of RMG, the German Subsidiary, the UK Subsidiary and the Canadian Subsidiary as permitted pursuant to Section 6.01(o).

         "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

         "ABR LOAN" shall mean any ABR Revolving Loan or any Swingline Loan.

         "ABR REVOLVING LOAN" shall mean any Revolving Loan and any Swingline Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         The term "ADDITIONAL AMOUNTS" shall have the meaning assigned to that term in Section 2.20(a).

         "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for that Interest Period and (b) Statutory Reserves.

         "ADMINISTRATIVE AGENT" shall mean Bank One, N.A., in its capacity as administrative agent for the Lenders under this Amended Agreement, and its successors in that capacity.

         "ADMINISTRATIVE QUESTIONNAIRE" shall mean, with respect to each Lender, the administrative questionnaire in the form submitted to that Lender by the Administrative Agent and returned to the Administrative Agent duly completed by the applicable Lender.

         "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "AGENTS" shall mean the Administrative Agent and the Syndication Agent.

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Federal Funds Effective Rate in effect on such day plus 0.50% and (b) the Prime Rate in effect on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of this Amended Agreement, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to that inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of the applicable change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrower.

         "AMENDED AGREEMENT" shall mean this Amended and Restated Credit Agreement, as amended, modified, extended, restated or supplemented from time to time.

         "APPLICABLE ABR MARGIN" shall mean, with respect to any Revolving Loan or Swingline Loan outstanding on any day:

         (i)      0.0%, if such day falls within a Level I Pricing Period;

         (ii)     0.0%, if such day falls within a Level II Pricing Period;

         (iii)    0.0%, if such day falls within a Level III Pricing Period;

         (iv)     0.0%, if such day falls within a Level IV Pricing Period;

         (v)      .125%, if such day falls within a Level V Pricing Period; and

         (vi)     .25%, if such day falls within a Level VI Pricing Period.

         "APPLICABLE LAWS" shall have the meaning assigned to such term in
Section 3.09(b).

         "APPLICABLE LIBOR MARGIN" shall mean, with respect to any Revolving Loan outstanding on any day:

         (i)      0.40%, if such day falls within a Level I Pricing Period;

         (ii)     0.50%, if such day falls within a Level II Pricing Period;

         (iii)    0.625%, if such day falls within a Level III Pricing Period;

         (iv)     0.75%, if such day falls within a Level IV Pricing Period;

         (v)      1.00%, if such day falls within a Level V Pricing Period; and

         (vi)     1.25%, if such day falls within a Level VI Pricing Period.

         "APPLICABLE PERCENTAGE" of any Lender shall mean a fraction (expressed as a percentage) the numerator of which is such Lender's Revolving Credit Commitment and the denominator of which is the aggregate of all Revolving Credit Commitments.

         "ACQUIRED ENTITY" shall have the meaning set forth in Section 6.04(g).

         "ASSET SALE" shall mean any sale, lease, transfer, assignment, condemnation, taking or other disposition or series of related sales, leases, transfers, assignments or dispositions (including dispositions in the nature of casualties, to the extent covered by insurance) of any businesses, business units, assets (including licenses, trademarks and other intangibles and the Capital Stock of any Subsidiary) or other properties of the Borrower or any Subsidiary (each referred to for the purposes of this definition as a "disposition") by the Borrower or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Borrower, (ii) a disposition by the Borrower or a Subsidiary to a Wholly Owned Subsidiary that is a Qualified Acquisition Subsidiary and (iii) a disposition permitted by Sections 6.05(a),
(b), (c), (e) and (g).

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit D or such other form as shall be approved by the Administrative Agent.

         "BANK ONE FOREIGN CURRENCY LETTERS OF CREDIT" shall mean Letters of Credit issued pursuant to Section 2.23(a)(ii) by Bank One, N.A.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "BORROWER" shall mean Robbins & Myers, Inc., an Ohio corporation, and its successors.

         "BORROWER'S CONSENT AND AGREEMENT" shall mean the Borrower's Consent and Agreement dated as of the Effective Date between the Borrower and the Administrative Agent in the form attached hereto as Exhibit B-1.

         "BORROWING" shall mean a group of Loans of a single Class and Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "BREAKAGE EVENT" shall have the meaning assigned to that term in
Section 2.16.

         "BUSINESS DAY" shall mean any day (other than a Saturday, Sunday or a day which is a legal holiday in the States of North Carolina, Ohio or New York) on which banks are open for business in Charlotte, North Carolina, Dayton, Ohio and New York City; PROVIDED, THAT, when used in connection with a LIBOR Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CANADIAN SUBSIDIARY" shall mean Robbins & Myers Canada Ltd., a corporation organized and existing under the laws of Canada.

         "CAPITAL EXPENDITURES" shall mean, for any period, the sum of all expenditures (whether paid in cash or other consideration or accrued as a liability) which would, in accordance with GAAP, be included on a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period as additions to property, plant and equipment, Capital Lease Obligations or similar items; PROVIDED, THAT, the foregoing shall exclude all such expenditures to the extent made with insurance proceeds or condemnation awards as permitted pursuant to Section 6.05(e).

         "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Amended Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CAPITAL STOCK" of any person shall mean any and all shares, partnership, limited liability company and other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such person.

         "CASH EQUIVALENTS" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 180 days from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service, Inc. respectively;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or any commercial bank organized under the laws of the United States of America or any State thereof, which has a combined capital and surplus and undivided profits of not less than $300,000,000;

                  (d) money market funds substantially all of whose assets are comprised of securities of the types described in (a) through (c) above;

                  (e) cash deposits in any deposit account or in any cash collateral account with any Lender; and

                  (f) other investment instruments approved in writing by the Agents and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $300,000,000.

         "CASH TAX EXPENSE" shall mean, for any period for any person, the amount of expense for Federal, state, local and other income taxes of such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP (assuming such person was deemed to be the common parent of an affiliated group (within the meaning of Section 1504 of the Code) of which only such person and its subsidiaries were members), for such period, but excluding deferred income tax expense.

         "CHANGE OF CONTROL" means and shall be deemed to have occurred on (a) the date upon which a transaction or event or any series of transactions or events occurs that is required to be reported on Schedule 13D pursuant to
Section 13(d) of the Exchange Act and the regulations promulgated thereunder, whereby a person or group, as used for purposes of Section 13(d) of the Exchange Act (other than M.H.M. & Co., Ltd., an Ohio limited partnership ("M.H.M.")), has or will become the Beneficial Owner of 30% or more of the outstanding Voting Shares or the date upon which the Borrower first learns that a person or group (other than M.H.M.) has or will become the Beneficial Owner of 30% or more of the outstanding Voting Shares; (b) the date of a change in the composition of the Board of Directors of the Borrower (the "Board of Directors") such that individuals who were members of the Board of Directors on the date two years prior to such change (or who were subsequently elected to fill a vacancy in the Board of Directors by the affirmative vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two year period) no longer constitute a majority of the Board of Directors; (c) the date either the Board of Directors or shareholders approve a merger or consolidation of the Borrower with any other person, other than a merger or consolidation which would result in the Voting Shares outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving entity) at least 80% of the total voting power represented by the Voting Shares of such surviving entity outstanding immediately after such merger or consolidation; (d) the date either the Board of Directors or shareholders of the Borrower approve a plan of liquidation of the Borrower or an agreement for the sale, lease, transfer or other disposition by the Borrower of all or substantially all the Borrower's assets, or (e) the date that members of the Murch family, individually or collectively, no longer are the Beneficial Owners of a majority of the Voting Stock of M.H.M. For purposes of this definition, "Beneficial Owner" means the person or group has the power, directly or indirectly, to vote or direct the vote of, and the power to dispose, or direct the disposition of, Voting Shares; "Voting Shares" means the Capital Stock of the Borrower entitled to vote generally in the election of directors of the Borrower; and "Voting Stock" means the Capital Stock of M.H.M. entitled to vote generally on the management and affairs of M.H.M.

         "CHARGES" shall have the meaning assigned to that term in Section 9.09.

         "CLASS" shall have the meaning assigned to that term in Section 1.03.

         "CLOSING DATE" shall mean November 26, 1996.

         "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "COLLATERAL" shall mean all the collateral pledged or purported to be pledged pursuant to any of the Collateral Documents, including all Intercompany Notes and the Capital Stock of all Restricted Subsidiaries.

         "COLLATERAL DOCUMENTS" shall mean the Pledge Agreement and all other documents and instruments executed and delivered pursuant to the terms hereof or thereof in order to secure any Obligations or perfect any Lien granted for the benefit of the Lenders pursuant thereto.

         "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and, in the case of the Swingline Lender, its Swingline Commitment and, in the case of the Issuing Bank, the Letter of Credit Commitment.

         "COMMITMENT FEE" shall have the meaning assigned to that term in
Section 2.06(a).

         "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the confidential information memorandum of the Borrower dated October, 1996.

         "CONSOLIDATED EBIT" shall mean, for any period for any person, Consolidated Net Income of such person for such period, PLUS, to the extent deducted in computing such Consolidated Net Income for such period, (a) the sum of (i) Consolidated Interest Expense for such period, and (ii) Cash Tax Expense for such period, MINUS, to the extent added in computing such Consolidated Net Income for such period, (b) the sum of (i) any interest income and (ii) any non-cash income or non-cash gains during such period that requires footnote disclosure on financial statements, reports or other filings pursuant to or in accordance with GAAP or applicable SEC regulations, all as determined on a consolidated basis with respect to such person and its Consolidated Subsidiaries in accordance with GAAP.

         "CONSOLIDATED EBITDA" shall mean, for any period for any person, Consolidated Net Income of such person for such period, PLUS, to the extent deducted in computing such Consolidated Net Income for such period, (a) the sum of (i) Consolidated Interest Expense for such period, (ii) Cash Tax Expense for such period, and (iii) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses, MINUS, to the extent added in computing such Consolidated Net Income for such period, (b) the sum of (i) any interest income, and (ii) any non-cash income or non-cash gains during such period that requires footnote disclosure on financial statements, reports or other filings pursuant to or in accordance with GAAP or applicable SEC regulations, all as determined on a consolidated basis with respect to such person and its Consolidated Subsidiaries in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, for the Borrower as of any date, the ratio of (a) Consolidated EBIT for the Reference Period with respect to such date, to (b) Consolidated Interest Expense for such Reference Period; PROVIDED, THAT, if, since the beginning of the applicable Reference Period, (A) the Borrower or any Consolidated Subsidiary has issued or incurred any Indebtedness that remains outstanding as of the end of such Reference Period in connection with any Permitted Acquisition or pursuant to Sections 6.01(d), 6.01(g) or 6.01(j), Consolidated Interest Expense for such Reference Period shall be calculated after giving effect on a pro forma basis to (I) such Indebtedness as if such Indebtedness had been issued or incurred on the first day of such Reference Period and (II) the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Reference Period, (B) the Borrower or any Consolidated Subsidiary shall have made any Asset Sale with a net book value in excess of $1,000,000, the Consolidated EBIT for the applicable Reference Period shall be reduced by an amount equal to the Consolidated EBIT (if positive) directly attributable to the assets which are the subject of such Asset Sale for such Reference Period, or increased by an amount equal to the Consolidated EBIT (if negative), directly attributable thereto for such Reference Period and Consolidated Interest Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Consolidated Subsidiary repaid or otherwise discharged with respect to the Borrower and its continuing Consolidated Subsidiaries in connection with such Asset Sale for such Reference Period (or, if the Capital Stock of any Consolidated Subsidiary is sold, the Consolidated Interest Expense for such Reference Period directly attributable to the Indebtedness of such Consolidated Subsidiary to the extent the Borrower and its continuing Consolidated

Subsidiaries are no longer liable for such Indebtedness after such sale), and
(C) the Borrower or any Consolidated Subsidiary shall have made a Permitted Acquisition, Consolidated EBIT for the applicable Reference Period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, (i) the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness issued or incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of the Borrower and (ii) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the beginning of the applicable Reference Period had been the applicable rate for the entire period. Whenever pro forma effect is to be given to any event or for any Reference Period, the pro forma calculations made shall be cumulative of all events for which pro forma effect is to be given that have occurred within or that relate to the applicable Reference Period.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period for any person, the sum (without duplication) of (a) the gross amount of interest expense, both expensed and capitalized, of such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period, exclusive of any non-cash interest expense related to original issue discount notes and pay-in-kind notes, and (b) all amounts paid (net of any amounts received) by such person and its Consolidated Subsidiaries pursuant to Interest Rate Protection Agreements for such period.

         "CONSOLIDATED LEVERAGE RATIO" shall mean, for the Borrower as of any date, the ratio of (a) Total Debt on such date to (b) Consolidated EBITDA for the Reference Period applicable to such date; PROVIDED, THAT, if, since the beginning of the applicable Reference Period, (A) the Borrower or any Consolidated Subsidiary has issued or incurred any Indebtedness that remains outstanding as of the end of such Reference Period in connection with any Permitted Acquisition or pursuant to Sections 6.01(d), 6.01(g) or 6.01(j), Consolidated Interest Expense for such Reference Period shall be calculated after giving effect on a pro forma basis to (I) such Indebtedness as if such Indebtedness had been issued or incurred on the first day of such Reference Period and (II) the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Reference Period, (B) the Borrower or any Consolidated Subsidiary shall have made any Asset Sale with a net book value in excess of $1,000,000, the Consolidated EBITDA for such Reference Period shall be reduced by the amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such Reference Period, or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable thereto for such Reference Period, and Consolidated Interest Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Consolidated Subsidiary repaid or otherwise discharged with respect to the Borrower and its continuing Consolidated Subsidiaries in connection with such Asset Sale for such Reference Period (or, if the Capital Stock of any Consolidated Subsidiary is sold, the Consolidated Interest Expense for such Reference Period directly attributable to the Indebtedness of such Consolidated Subsidiary to the extent the Borrower and its continuing Consolidated Subsidiaries are no longer liable for such Indebtedness after such sale), and (C) the Borrower or any Consolidated Subsidiary shall have made a Permitted Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, (i) the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness issued or incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of the Borrower and
(ii) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the beginning of the applicable Reference Period had been the applicable rate for the entire period. Whenever pro forma effect is to be given to any event or for any Reference Period, the pro forma calculations made shall be cumulative of all events for which pro forma effect is to be given that have occurred within or that relate to the applicable Reference Period.

         "CONSOLIDATED NET INCOME" shall mean, for any period for any person, net income or loss of such person and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED, THAT, there shall be excluded from such calculation of net income or loss (a) the income of any person in which any other person (other than such person or any of its subsidiaries or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such person or any of its Wholly Owned Subsidiaries by such other person during such periods, (b) the income (or loss) of any other person accrued prior to the date it becomes a subsidiary of such person or is merged into or consolidated with such person or any of its subsidiaries or the date that such other person's assets are acquired by such person or any of its subsidiaries, (c) the income of any subsidiary of such person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary, except that, with respect to the Borrower and its Consolidated Subsidiaries, the income of the German Subsidiary shall not be subject to exclusion from the Borrower's Consolidated Net Income pursuant to this clause
(c) solely because of negative retained earnings existing as of the Closing Date that prevent, under German law, the payment of dividends by the German Subsidiary; (d) any after-tax gains attributable to sales of assets out of the ordinary course of business and (e) (to the extent not included in clauses (a) through (d) above) any non-cash extraordinary gains.

         "CONSOLIDATED NET WORTH" shall mean, as of any date of determination, the total of all amounts which would in accordance with GAAP be included on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such date as stockholder's equity, LESS any amounts attributable to Disqualified Stock.

         "CONSOLIDATED PRICING RATIO" shall mean, for the Borrower as of any date, the ratio of (a) Total Debt on such date, less the aggregate principal amount of Letters of Credit outstanding on such date, to (b) Consolidated EBITDA for the Reference Period applicable to such date; PROVIDED, THAT, if, since the beginning of the applicable Reference Period, (A) the

Borrower or any Consolidated Subsidiary has issued or incurred any Indebtedness that remains outstanding as of the end of such Reference Period in connection with any Permitted Acquisition or pursuant to Sections 6.01(d), 6.01(g) or 6.01(j), Consolidated Interest Expense for such Reference Period shall be calculated after giving effect on a pro forma basis to (I) such Indebtedness as if such Indebtedness had been issued or incurred on the first day of such Reference Period and (II) the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Reference Period, (B) the Borrower or any Consolidated Subsidiary shall have made any Asset Sale with a net book value in excess of $1,000,000, the Consolidated EBITDA for such Reference Period shall be reduced by the amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such Reference Period, or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable thereto for such Reference Period, and Consolidated Interest Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Consolidated Subsidiary repaid or otherwise discharged with respect to the Borrower and its continuing Consolidated Subsidiaries in connection with such Asset Sale for such Reference Period (or, if the Capital Stock of any Consolidated Subsidiary is sold, the Consolidated Interest Expense for such Reference Period directly attributable to the Indebtedness of such Consolidated Subsidiary to the extent the Borrower and its continuing Consolidated Subsidiaries are no longer liable for such Indebtedness after such sale), and (C) the Borrower or any Consolidated Subsidiary shall have made a Permitted Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, (i) the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness issued or incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of the Borrower and
(ii) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the beginning of the applicable Reference Period had been the applicable rate for the entire period. Whenever pro forma effect is to be given to any event or for any Reference Period, the pro forma calculations made shall be cumulative of all events for which pro forma effect is to be given that have occurred within or that relate to the applicable Reference Period.

         "CONSOLIDATED SUBSIDIARIES" shall mean, for any person, all subsidiaries of such person that should be consolidated with such person for financial reporting purposes in accordance with GAAP.

         "CONTROL" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "DETERMINATION DATE" shall mean:

                  (a) in connection with the issuance of, or participation in, any Foreign Currency Letter of Credit, the Business Day of such issuance or participation;

                  (b) in connection with any extension of any Foreign Currency Letter of Credit, the Business Day of such extension;

                  (c) the date of any reduction of the Revolving Credit Commitments pursuant to the terms of Section 2.10; or

                  (d) for purposes of Section 2.12(c), the last Business Day of each calendar month.

         "DISQUALIFIED STOCK" of any person shall mean (a) any Capital Stock of such person or any subsidiary of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable or subject to any repurchase requirement exercisable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Revolving Credit Maturity Date (or, if earlier, the first anniversary of the date on which all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated) and (b) any Preferred Stock of a subsidiary of such person.

         "DOLLAR AMOUNT" shall mean (a) with respect to dollars or an amount denominated in dollars, such amount and (b) with respect to an amount of any Foreign Currency or an amount denominated in such Foreign Currency, the Dollar Equivalent of such amount on the applicable date of determination.

         "DOLLAR EQUIVALENT" shall mean, on any date, with respect to an amount denominated in a Foreign Currency, the amount of dollars into which the Administrative Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of such Foreign Currency at its spot selling rate of exchange effective for that date for the immediate exchange of such currencies (inclusive of all reasonable related costs of conversion, if any are actually incurred, and based on the market rates available to Administrative Agent) applicable to the relevant transaction at or about 11:00 a.m., Eastern Standard Time, on such date.

         "DOLLARS" or "$" shall mean lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia; PROVIDED, that, for purposes of this Amended Agreement, Robbins & Myers International Sales Company, Inc., a U.S. Virgin Islands Corporation, shall not be considered a Domestic Subsidiary.

         "EASTERN STANDARD TIME" shall mean Eastern Standard Time or, if applicable, Daylight Savings Time in the eastern time zone in which Dayton, Ohio is located.

         "EFFECTIVE DATE" shall have the meaning assigned to such term in
Section 4.01.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Revolving Loans bearing interest at a rate based on the Adjusted LIBO Rate.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VII.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCLUDED TAXES" shall have the meaning assigned to such term in
Section 2.20(a).

         "FCE ACQUISITION" shall mean the acquisition by the Borrower of all of the issued and outstanding Capital Stock of Flow Control Equipment Inc., a Delaware corporation, pursuant to the Stock Purchase Agreement dated as of November 20, 1997, between the Borrower, as buyer, and J.M. Huber Corporation, a New Jersey, corporation, as seller.

         "FAIR MARKET VALUE" shall mean with respect to any Permitted Acquisition, the value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Each change in the Federal Funds Effective Rate shall be effective on the date thereof, without notice to the Borrower.

         "FEE LETTER" shall have the meaning assigned to such term in Section 2.06(c).

         "FEES" shall mean the Commitment Fees, the Letter of Credit Fees, the Fronting Fees and the other fees payable pursuant to the Fee Letter.

         "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer or similar officer of such corporation.

         "FISCAL YEAR" shall mean, when used with respect to any year, the Fiscal Year of the Borrower ending on August 31 of such year.

         "FOREIGN CURRENCY" shall mean (i) with respect to the ABN AMRO Foreign Currency Letters of Credit issued to collateralize Indebtedness permitted pursuant to Section 6.01(o)(i), Italian lira, (ii) with respect to the ABN AMRO Foreign Currency Letters of Credit issued to collateralize Indebtedness permitted pursuant to Section 6.01(o)(ii), German marks, (iii) with respect to the ABN AMRO Foreign Currency Letters of Credit issued to collateralize Indebtedness permitted pursuant to Section 6.01(o)(iii), English pounds sterling, (iv) with respect to the ABN AMRO Foreign Currency Letters of Credit issued to collateralize Indebtedness permitted pursuant to Section 6.01(iv), Singapore dollars and (v) with respect to the Bank One Foreign Currency Letters of Credit, such currencies as may be agreed upon by Bank One, N.A. and the Borrower, from time to time.

         "FOREIGN CURRENCY LETTER OF CREDIT EXPOSURE" shall mean all Letter of Credit Exposure attributable to Foreign Currency Letters of Credit.

         "FOREIGN CURRENCY LETTERS OF CREDIT" shall mean, collectively, the ABN AMRO Foreign Currency Letters of Credit and the Bank One Foreign Currency Letters of Credit.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary which is not a Domestic Subsidiary (including, without limitation, Robbins & Myers International Sales Company, Inc.).

         "FRONTING FEE" shall mean, collectively, the Bank One Fronting Fee and the ABN AMRO Fronting Fee.

         "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

         "GERMAN SUBSIDIARY" shall mean Pfaudler-Werke GMBH, a German limited liability company.

         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

         "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, THAT, the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "GUARANTEE AGREEMENT" shall mean the Guarantee Agreement dated November 26, 1996 among the Domestic Subsidiaries and the Administrative Agent, as amended from time to time.

         "GUARANTOR" shall mean any guarantor under the Guarantee Agreement.

         "HAZARDOUS MATERIALS" shall have the meaning assigned to such term in
Section 3.17.

         "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind made with or to such person, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (other than obligations under surety bonds incurred in the ordinary course of business), (c) all obligations of such person upon which interest charges are customarily paid,
(d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person,
(e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Interest Rate Protection Agreements, (j) all obligations of such person, contingent or otherwise, as an account party in respect of letters of credit and bankers' acceptances and (k) all obligations of such person to contribute money or other property to any other person. The Indebtedness of any person shall include, without duplication, the Indebtedness of any partnership in which such person is a general partner and of any trust or other entity formed or utilized in connection with a securitization of assets of such person. Notwithstanding the foregoing, the Indebtedness of any person shall exclude all trade accounts payable, customer advance payments, and accrued expenses determined in accordance with GAAP and all of which arise or are incurred in the ordinary course of business.

         "INDEMNIFIED PARTY" shall have the meaning assigned to such term in
Section 9.05(b).

         "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement dated November 26, 1996 among the Borrower, the Domestic Subsidiaries and the Administrative Agent, as amended from time to time.

         "INDIAN AFFILIATE" shall mean Gujarat Machinery Manufacturing Co., an Indian corporation.

         "INTERCOMPANY INDEBTEDNESS" shall mean Indebtedness of the Borrower or any Subsidiary to (a) any Wholly Owned Subsidiary that is a Domestic Subsidiary or (b) the Borrower.

         "INTERCOMPANY NOTES" shall mean the promissory notes issued as contemplated by Sections 6.01(c) and 6.04(b), in the form attached hereto as Exhibit C.

         "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, all of the following to the extent applicable: (a) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (b) if such Loan is part of any Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, (c) if such Loan is part of any Eurodollar Borrowing, the date of any repayment or prepayment of the Borrowing of which such Loan is a part, (d) if such Loan is a part of any ABR Borrowing, the date of any prepayment of the Borrowing required pursuant to the terms of Section 2.12 and (e) any conversion of any Eurodollar Borrowing to any ABR Borrowing.

         "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, subject to the availability thereof, as determined by the Administrative Agent, and (b) as to any ABR Borrowing (including any ABR Borrowing comprised of Swingline Loans), the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date and (iii) the date such Borrowing is prepaid in accordance with Section 2.12; PROVIDED, THAT, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

         "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap, collar, cap or other arrangement requiring payments contingent upon interest rates.

         "ISSUING BANK" shall mean, as the case may be, Bank One, N.A., in its capacity as the issuer of Letters of Credit (other than the ABN AMRO Foreign Currency Letters of Credit), and its successors in such capacity, and, with respect to the ABN AMRO Foreign Currency Letters of Credit only, ABN AMRO Bank N.V., and its successors in such capacity.

         "LENDER" shall mean each financial institution listed on the signature pages hereof, each assignee which becomes a Lender pursuant to Section 9.04(b), and their respective successors (including the Swingline Lender).

         "LETTERS OF CREDIT" shall mean any and all letters of credit issued by Bank One, N.A. or ABN AMRO Bank N.V. pursuant to Section 2.23.

         "LETTER OF CREDIT AVAILABILITY PERIOD" shall mean the period from and including the Effective Date to but excluding the earlier of (a) the date five Business Days prior to the

Revolving Credit Maturity Date and (b) the termination of the Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

         "LETTER OF CREDIT COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

         "LETTER OF CREDIT DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

         "LETTER OF CREDIT EXPOSURE" shall mean at any time an amount equal to the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, PLUS (b) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.23. The Letter of Credit Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Letter of Credit Exposure at such time.

         "LETTER OF CREDIT FEE" shall have the meaning assigned to that term in
Section 2.06(b)(i).

         "LEVEL I PRICING PERIOD" shall mean, subject to Section 2.07(c), any period on or after the Effective Date during which the Consolidated Pricing Ratio is less than or equal to 1.50:1.00 and no Event of Default has occurred and is continuing.

         "LEVEL II PRICING PERIOD" shall mean, subject to Section 2.07(c), any period on or after the Effective Date during which the Consolidated Pricing Ratio is greater than 1.50:1.00 but less than or equal to 2.00:1.00 and no Event of Default has occurred and is continuing.

         "LEVEL III PRICING PERIOD" shall mean, subject to Section 2.07(c), any period on or after the Effective Date during which the Consolidated Pricing Ratio is greater than 2.00:1.00 but less than or equal to 2.50:1.00 and no Event of Default has occurred and is continuing.

         "LEVEL IV PRICING PERIOD" shall mean, subject to Section 2.07(c), any period on or after the Effective Date during which the Consolidated Pricing Ratio is greater than 2.50:1.00 but less than or equal to 3.00:1.00 and no Event of Default has occurred and is continuing.

         "LEVEL V PRICING PERIOD" shall mean, subject to Section 2.07(c), any period on or after the Effective Date during which the Consolidated Pricing Ratio is greater than 3.00:1.00 but less than or equal to 3.50:1.00 and no Event of Default has occurred and is continuing.

         "LEVEL VI PRICING PERIOD" shall mean any period on or after the Effective Date which is not a Level I Pricing Period, Level II Pricing Period, Level III Pricing Period, Level IV Pricing Period or Level V Pricing Period.

         "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) per annum designated as the British Bankers' Association settlement rate, which appears on the display on page 3750 (under the caption "USD") of the Telerate Services, Incorporated screen (the "Telerate Screen") (or on such other display as may replace such page on the Telerate Screen) as of 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, for a period of time comparable to such Interest Period; PROVIDED, THAT, if no offered quotations appear on the Telerate Screen or if quotations are not given on the Telerate Screen for the selected period, then the LIBO Rate shall be the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, for a term comparable to such Interest Period; and PROVIDED, FURTHER, that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "LIEN" shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, easement, restriction, restrictive covenant, lease, sublease, option, charge, security interest or encumbrance of any kind in respect of such asset. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a lien any asset which it has acquired or holds subject to the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

         "LOAN DOCUMENTS" shall mean this Amended Agreement, the Notes, the Letters of Credit, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Intercompany Notes, the Collateral Documents, the Borrower's Consent and Agreement, the Subsidiaries' Consent and Agreement any Interest Rate Protection Agreements entered into by the Borrower with any Lender or Affiliate thereof as permitted hereunder and any Supplemental Agreements.

         "LOANS" shall mean any or all of the Revolving Loans and the Swingline Loans.

         "MARGIN STOCK" shall have the meaning assigned to such term under Regulation U.

         "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in the business, assets, liabilities, financial condition, prospects or results of operations of Borrower and the Subsidiaries, taken as a whole.

         "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the material existing agreements and relationships, business, financial condition or results of operations of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any of the Subsidiaries to perform its material obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "MATERIAL CONTRACTS" shall have the meaning assigned to such term in
Section 3.10(a).

         "MAXIMUM RATE" shall have the meaning assigned to such term in Section 9.09.

         "MEXICAN SUBSIDIARY" shall mean Pfaudler S.A. de C.V., a Mexican corporation.

         "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NMSI" shall mean NationsBanc Montgomery Securities, Inc. (f/k/a NationsBanc Capital Markets, Inc.).

         "NET CASH PROCEEDS" shall mean, with respect to any Prepayment Event, an amount equal to (a) the gross cash proceeds (including insurance proceeds and condemnation awards in the case of any casualty) actually paid to or actually received by or on behalf of the Borrower or any Subsidiary from or in respect of such event (including cash received as proceeds from any noncash consideration received in respect of any such event), LESS (b) the sum of (i) any expenses reasonably incurred by the Borrower and the Subsidiaries in respect of such Prepayment Event, including, in the case of a sale or issuance of Capital Stock, underwriters' fees, discounts or commissions and, in the case of a disposition of assets or properties, commissions, (ii) in the case of a disposition of assets or properties, amounts required to be applied to repay Indebtedness (other than Loans) associated with the assets or properties subject to such Prepayment Event and (iii) in the case of a disposition of assets or properties, taxes paid or payable by the Borrower and the Subsidiaries (as determined reasonably and in good faith by a Financial Officer of the Borrower) in respect of such Prepayment Event.

         "NEW LENDING OFFICE" shall have the meaning assigned to such term in
Section 2.20(f).

         "NON-U.S. LENDER" shall have the meaning assigned to such term in
Section 2.20(g).

         "NOTES" shall mean the Revolving Credit Notes and the Swingline Note.

         "OBLIGATIONS" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest (including interest accruing after the filing of a petition initiating any proceeding referred to in paragraph (g) or (h) of Article VII of this Amended Agreement) on the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under the Original Agreement, this Amended Agreement, the Fee Letter, or any other Loan Document and (c) all other obligations, monetary or otherwise, of the

Borrower or any of the Subsidiaries under any Loan Document (including any Interest Rate Protection Agreement entered into by the Borrower after the Closing Date with any Lender or Affiliate of a Lender as permitted under this Amended Agreement) to which it is a party, in each case, whether now owing or hereafter existing.

         "OFFICER'S CERTIFICATE" shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officer's Certificate of such general partner hereunder.

         "ORIGINAL CREDIT AGREEMENT" shall mean the Credit Agreement dated as of November 26, 1996 among the Borrower, the lenders named therein, Bank One, N.A. (f/k/a Bank One, Dayton, N.A.), as Administrative Agent and Issuing Bank, and NationsBank, N.A., as Documentation and Syndication Agent, as amended, modified or supplemented from time to time.

         "OTHER TAXES" shall have the meaning assigned to that term in Section 2.20(b).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

         "PERFECTION CERTIFICATE" shall mean a certificate from the Borrower and the Subsidiaries dated November 26, 1996.

         "PERMITTED ACQUISITION" shall have the meaning assigned to that term in
Section 6.04(g).

         "PERMITTED INDEBTEDNESS" shall mean Indebtedness permitted pursuant to
Section 6.01.

         A "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

         "PLAN" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement among the Borrower, the Domestic Subsidiaries and the Administrative Agent dated as of November 26, 1996 as amended from time to time.

         "PREFERRED STOCK", as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "PREPAYMENT EVENT" shall mean (a) the issuance or sale by the Borrower or any of its Subsidiaries of any Capital Stock of the Borrower or any of its Subsidiaries (other than (i) the conversion of any of the Subordinated Notes to Capital Stock of the Borrower pursuant to the terms thereof, (ii) any such issuance or sale solely to the Borrower or any of the Wholly Owned Subsidiaries, and (iii) any issuance of Capital Stock pursuant to employee or director stock plans of the Borrower or pursuant to the Borrower's Investor Stock Purchase
Plan), (b) the contribution of capital to the equity of the Borrower or any of its Subsidiaries, whether or not Capital Stock is issued on account thereof (except as expressly permitted by the terms of Sections 6.04(a)(ii) and 6.04(j)), or (c) any other Asset Sale. The foregoing definition shall not be deemed to imply that any such action or event is permitted under this Amended Agreement.

         "PRIME RATE" shall mean the rate of interest per annum adopted from time to time by the Administrative Agent as its prime rate as announced and in effect at its principal office in Dayton, Ohio. Each change in the Prime Rate shall be effective on the date such change is adopted, without notice to the Borrower. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "PURCHASE MONEY INDEBTEDNESS" shall mean Indebtedness of the Borrower or any Subsidiary in respect of which a Lien described in Section 6.02(i) is incurred.

         "QUALIFIED ACQUISITION SUBSIDIARY" shall mean (i) any Domestic Subsidiary, (ii) any Foreign Subsidiary that is a Restricted Subsidiary as long as the Agents shall have received an opinion of counsel in form, content and as to counsel reasonably satisfactory to the Agents stating that the Administrative Agent, on behalf of the Lenders, has a valid, perfected and first priority security interest, pursuant to the Pledge Agreement, in the applicable percentage of the Capital Stock of that Subsidiary as required by the Pledge Agreement, (iii) the UK Subsidiary, as long as the Agents shall have received an opinion of counsel in form, content and as to counsel reasonably satisfactory to the Agents stating that the Administrative Agent, on behalf of the Lenders, has a valid, perfected and first priority security interest, pursuant to the Pledge Agreement, in the applicable percentage of the Capital Stock of the parent or parents of the UK Subsidiary (whether directly or indirectly), as required or contemplated by the Pledge Agreement, and (iv) the Mexican Subsidiary, as long as the Agents shall have received an opinion of counsel in form, content and as to counsel reasonably satisfactory to the Agents stating that the Administrative Agent, on behalf of the Lenders, has a valid, perfected and first priority security interest, pursuant to the Pledge Agreement, in the applicable percentage of the Capital Stock of the parent or parents of the Mexican Subsidiary (whether directly or indirectly), as required or contemplated by the Pledge Agreement.

         "REFERENCE PERIOD" with respect to any date shall mean the period of four consecutive fiscal quarters of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, ending on such date.

         "REGISTER" shall have the meaning assigned to such term in Section 9.04(d).

         "REGULATION G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the PBGC has waived either the 30-day notice period or the penalty for failure to give notice.

         "REQUIRED FINANCIAL STATEMENTS" shall mean, with respect to any period, the financial statements of the Borrower for such period required under Section 5.04.

         "REQUIRED LENDERS" shall mean, at any time, Lenders holding Loans (excluding Swingline Loans), Letter of Credit Exposure, and Swingline Exposure and having Revolving Credit Commitments representing in the aggregate at least a majority of the sum at such time of (a) the aggregate principal amount of the Loans outstanding (excluding Swingline Loans), (b) the aggregate amount of Letter of Credit Exposure, (c) the aggregate amount of Swingline Exposure and
(d) the aggregate amount of unused Revolving Credit Commitments.

         "RESPONSIBLE OFFICER" of any person shall mean and include the president, chief executive officer, chief operating officer, any financial officer, any vice president, the general counsel or any other senior officer of such person (or, in the case of a partnership, of a general partner thereof).

         "RESTRICTED SUBSIDIARY" shall mean (i) all Domestic Subsidiaries of the Borrower, none of the Capital Stock of which is owned by Unrestricted Subsidiaries and (ii) all Foreign Subsidiaries of the Borrower, all of the Capital Stock of which is owned directly by the Borrower or a Wholly Owned Domestic Subsidiary, or any subsidiary described in clauses (i) or (ii) that is formed or acquired after the date hereof; PROVIDED, THAT, nothing in this definition shall be deemed to permit any such formation or acquisition of a subsidiary. Each of such Domestic and Foreign Subsidiaries existing as of the Effective Date are listed on Schedule 1.01.

         "REVOLVING CREDIT AVAILABILITY PERIOD" shall mean the period from and including the Effective Date to but excluding the termination of the Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

         "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving Loans.

         "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.02(a), or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "REVOLVING CREDIT FACILITY" shall mean the Revolving Loans, the Swingline Loans and the Letters of Credit provided or participated in by the Lenders to the Borrower pursuant to this Amended Agreement and the other Loan Documents.

         "REVOLVING CREDIT MATURITY DATE" shall mean November 25, 2002.

         "REVOLVING CREDIT NOTES" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing Revolving Loans.

         "REVOLVING LOANS" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.02(a) of this Amended Agreement and Section 2.01(a) of the Original Agreement. Each Revolving Loan shall be a LIBOR Loan or an ABR Loan.

         "RMG" shall mean Robbins & Myers Glass S.p.A., a corporation organized and existing under the laws of Italy.

         "SEC" shall mean the Securities and Exchange Commission, and any successor thereto.

         "SECURED PARTIES" shall mean (a) the Lenders and the Issuing Bank, (b) the Administrative Agent and the Syndication Agent, in their capacities as such under each Loan Document, (c) each Agent or Lender with which the Borrower enters into an Interest Rate Protection Agreement pursuant to the Original Agreement or this Amended Agreement, in its capacity as a party to such agreement, (d) the beneficiaries of each indemnification obligation undertaken by the Borrower or any of the Subsidiaries under any Loan Document and (e) the successors and assigns of the foregoing.

         "SHAREHOLDER" shall mean, as of any date, any person or "group" (within the meaning of Rule 13d-3 under the Exchange Act) (a) which beneficially owns as of such date Capital Stock of the Borrower (or of any person Controlling the Borrower) representing 5% or more of the aggregate ordinary voting power of all the outstanding Capital Stock of the Borrower (or of such person Controlling the Borrower) and (b) of which the Borrower has knowledge.

         "SINGLE EMPLOYER PLAN" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "SOLVENT" shall have the meaning assigned to such term in Section 3.19(a).

         "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other domestic banking authority (and with respect to any Non-U.S. Lender, any foreign banking authority) to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBORDINATED NOTES" shall mean (i) the $65,000,000 6.5% Convertible Subordinated Notes due September 1, 2003, and all documents and instruments pursuant to which they were issued or related in any way thereto, (ii) the promissory notes issued or to be issued by Glasteel Parts and Services, Inc., a Subsidiary of the Borrower, to Pharaoh Corp. (and the associated subordinated guarantees of the Borrower with respect to each such note) pursuant to the Asset Purchase Agreement dated as of February 28, 1995 between the Borrower and Pharaoh Corp., and all documents and instruments pursuant to which they were issued or related in any way thereto and (iii) the two Promissory Notes dated February 28, 1995 in the original principal amount of $1,917,857 each from Pfaudler, Inc. (a Subsidiary of the Borrower) to Ron Gale and Jan Gale, respectively, and the associated Subordinated Guaranty of the Borrower with respect to each such note of even date therewith, and all documents and instruments pursuant to which they were issued or related in any way thereto.

         The term "SUBSIDIARY" shall mean, with respect to any person (referred to in this definition as the "parent"), any corporation, partnership, association or other business entity (a) of which Capital Stock representing more than 50% of the aggregate ordinary voting power or more than 50% of the ownership interests is, at the time any determination is being made, owned, Controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by (i) the parent, (ii) one or more subsidiaries of the parent or (iii) the parent and one or more subsidiaries of the parent.

         "SUBSIDIARY" shall mean the subsidiaries of the Borrower existing as of the Effective Date and listed on Schedule 3.08 and other subsidiaries of the Borrower that are permitted to be created or acquired hereafter pursuant to the express terms of this Amended Agreement.

         "SUBSIDIARIES' CONSENT AND AGREEMENT" shall mean the Subsidiaries' Consent and Agreement dated as of the Effective Date among the Domestic Subsidiaries, the Lenders and the Administrative Agent in the form attached hereto as Exhibit B-2.

         "SUPPLEMENTAL AGREEMENT" shall mean an agreement between a Subsidiary and the Administrative Agent in the form attached hereto as Exhibit G, as amended from time to time.

         "SUZHOU PFAUDLER" shall mean Suzhou Pfaudler Glass-lined Equipment Company Limited, a corporation organized and existing under the laws of the Peoples Republic of China.

         "SWINGLINE BORROWING" shall mean a Borrowing comprised of Swingline Loans.

         "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.02(c) and Section 2.22, as the same may be reduced from time to time pursuant to Section 2.10.

         "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal its Applicable Percentage of the aggregate Swingline Exposure at such time.

         "SWINGLINE LENDER" shall mean Bank One, N.A., and its successors in such capacity.

         "SWINGLINE LOANS" shall mean any loan made by the Swingline Lender pursuant to Section 2.02(c) and 2.22.

         "SWINGLINE NOTE" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-2 hereto, evidencing Swingline Loans.

         "SYNDICATION AGENT" shall mean NationsBank, N.A., in its capacity as syndication agent and documentation agent for the Lenders hereunder, and its successors in such capacity.

         "TAXES" shall have the meaning assigned to such term in Section
         2.20(a).

         "TOTAL DEBT" shall mean, without duplication, as of any date, the aggregate amount of (a) all Revolving Loans, Letters of Credit and Swingline Loans outstanding as of such date and (b) all other Indebtedness (other than (i) Interest Rate Protection Agreements permitted by Section 6.01(h), (ii) the obligations of the German Subsidiary with respect to its unfunded German pension plan and (iii) post retirement obligations of the Borrower and the Domestic Subsidiaries) of the Borrower and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from the date of the initial creation thereof (including any current installment thereof due within one year of the date of determination); PROVIDED, THAT, Total Debt shall include any Indebtedness which does not otherwise come within the foregoing definition but which is directly or indirectly renewable or extendible at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the initial creation thereof.

         "TRANSFEREE" shall have the meaning assigned to such term in Section 2.20(a).

         "TYPE" shall have the meaning assigned to such term in Section 1.03.

         "UK SUBSIDIARY" shall mean Robbins & Myers U.K. Limited, an English corporation.

         "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary other than a Restricted Subsidiary.

         "VOTING STOCK" shall have the meaning assigned to such term in the definition of "Change of Control".

         "WHOLLY OWNED SUBSIDIARY" shall mean, at any time, any Subsidiary, all of the Capital Stock of which is at such time directly or indirectly owned by the Borrower.

         SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Amended Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time; PROVIDED, THAT, for purposes of (a) making any calculation contemplated by the provisions of Article II and (b) determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Amended Agreement applied on a basis consistent with the application used in preparing the audited financial statements of the Borrower referred to in Section 3.05.

         SECTION 1.03. TYPES OF BORROWINGS. The term "Borrowing" refers to the portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific Interest Period pursuant to a notice of Borrowing pursuant to Section 2.04. Each Lender's ratable share of each Borrowing is referred to herein as a separate "Loan". Borrowings and Loans hereunder are distinguished by "Class" and "Type". The "Class" of a Loan or of a Commitment to make such a Loan or of a Borrowing comprising such Loans refers to whether such Loan is a Revolving Loan or a Swingline Loan. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a LIBOR Loan. Borrowings and Loans may (but need not) be identified both by Class and Type (E.G., a "LIBOR Revolving Loan" is a Loan which is both a Revolving Loan and a LIBOR Loan).

                                   ARTICLE II

                                   THE CREDITS

         SECTION 2.01. RESTRUCTURING OF LOANS. When this Amended Agreement becomes effective, without further action by any person, all outstanding Loans under the Original Credit Agreement shall become Loans hereunder, and shall be subject hereto, in an aggregate principal amount equal to the aggregate principal amount of such outstanding Loans. All such Loans hereunder shall be of the same Type, and shall have the same Interest Period, as the corresponding Loans outstanding under the Original Credit Agreement.

         SECTION 2.02. COMMITMENT TO MAKE LOANS. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any one time outstanding not to exceed the excess, if any, of such Lender's Revolving Credit Commitment set forth opposite its name on Schedule 2.02(a) (as the same may be reduced from time to time pursuant to Section 2.10 or changed from time to time pursuant to an assignment in accordance with Section 9.04) over the sum of its Applicable Percentage of outstanding and unpaid Revolving Loans at such time, PLUS the Dollar Amount of its Letter of Credit Exposure at such time PLUS its Swingline Exposure at such time.

         (b) The Borrower may borrow, pay or prepay and reborrow Revolving Loans during the Revolving Credit Availability Period, within the limits set forth in
Section 2.02(a) and upon the other terms and subject to the other conditions and limitations set forth herein.

         (c) Subject to the terms and conditions and relying on the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower, from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $10,000,000 and (ii) the excess, if any, of the aggregate amount of all Lenders' Revolving Credit Commitments, as the same may be reduced from time to time pursuant to Section 2.10 or changed from time to time pursuant to an assignment in accordance with Section 9.04, over the sum of (A) the then outstanding and unpaid Revolving Credit Loans, (B) the then outstanding Dollar Amount of aggregate Letter of Credit Exposure and
(C) the then outstanding aggregate Swingline Exposure. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000.

         SECTION 2.03. LOANS. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments based on their Applicable Percentage; PROVIDED, THAT, the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing (other than a Borrowing comprised of Swingline Loans) shall be in an aggregate principal amount which is
(i) an integral multiple of $100,000 and not less than $500,000 in the case of LIBOR Loans and (ii) an integral multiple of $100,000 in the case of ABR Loans.

         (b) A particular Borrowing (other than a Borrowing comprised of Swingline Loans) shall consist solely of ABR Loans or LIBOR Loans as the Borrower may request pursuant to Section 2.04; PROVIDED, THAT, if an Event of Default or Default shall have occurred and be continuing (i) the Borrower shall not be entitled to request any LIBOR Loans and (ii) no Loans of any Type shall be made unless such Event of Default or Default shall have been waived in accordance with Section 9.08(b); PROVIDED, THAT, the

Administrative Agent shall not be deemed liable to the Lenders for disbursing Loan proceeds received from a Lender if the Administrative Agent had no knowledge of the existence of a Default or Event of Default. Each Lender may at its option fulfill its Commitment with respect to any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED, THAT, any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Amended Agreement and the applicable Note. Borrowings of more than one Type and LIBOR Loans bearing interest for more than one specific Interest Period may be outstanding at the same time; PROVIDED, THAT, the Borrower shall not be entitled to request any Borrowing or any continuation or conversion thereof which, if made, would result in an aggregate of more than ten separate LIBOR Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

         (c) All Swingline Loans shall be ABR Loans. No Swingline Loan shall be a LIBOR Loan.

         (d) Subject to Section 2.03(h) and Section 2.17, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in Dayton, Ohio, not later than 4:00 p.m., Eastern Standard Time, and the Administrative Agent shall by 6:00 p.m., Eastern Standard Time, credit or wire transfer the amounts so received to an account in the name of the Borrower maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (e) If the Administrative Agent has not received from the Borrower the payment required by Section 2.23(g) by 2:00 p.m., Eastern Standard Time, on the date of notice from the Issuing Bank that payment of a draft presented under any Letter of Credit has been or will be made, as provided in Section 2.23(g), the Administrative Agent will promptly notify the Issuing Bank and each Lender of the Letter of Credit Disbursement and the currency in which such disbursement is denominated and, in the case of each Lender, its pro rata portion of such Letter of Credit Disbursement. Not later than 2:00 p.m., Eastern Standard Time, on the next Business Day, each Lender shall make available its pro rata share (based on such Lender's Applicable Percentage) of such Letter of Credit Disbursement in the currency of such disbursement, in funds immediately available in Dayton, Ohio, to the Administrative Agent at its address set forth in Section 9.01, and the Administrative Agent will promptly make such funds available to the Issuing Bank. The Administrative Agent will promptly remit to each Lender that shall have made such funds available its pro rata portion (based on such Lender's Applicable Percentage) of any amounts subsequently received by the Administrative Agent from the Borrower in respect of such Letter of Credit Disbursement in the currency in which it was received.

         (f) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or prior to the time of any required payment by any Lender in respect of a Letter of Credit Disbursement, that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing or payment, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing or payment in accordance with Section 2.03(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or the Issuing Bank, as the case may be, on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the Issuing Bank (or, if the Administrative Agent and the Issuing Bank are the same person, from the date of such payment in respect of a Letter of Credit Disbursement), as applicable, until the date such amount is repaid to the Administrative Agent at, (i) in the case of the Borrower, the interest rate applicable thereto pursuant to Section 2.07 or 2.23(g), as applicable, and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount in respect of a Borrowing, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Amended Agreement.

         (g) Notwithstanding any other provision of this Amended Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date. Any Revolving Credit Borrowing which cannot be refinanced as a Eurodollar Borrowing by reason of the preceding sentence shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing.

         (h) The Borrower may refinance all or any part of any Revolving Credit Borrowing with a Revolving Credit Borrowing of the same or a different Type, upon the terms and subject to the conditions and limitations set forth in this Amended Agreement. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed for all purposes to be simultaneously repaid or prepaid in accordance with Section 2.05 or 2.13, as applicable, with the proceeds of a new Revolving Credit Borrowing and the proceeds of such new Revolving Credit Borrowing (to the extent they do not exceed the principal amount of the Borrowing being refinanced) shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to
Section 2.03(d).

         SECTION 2.04. NOTICE OF BORROWINGS. In order to request a Borrowing (other than a Swingline Loan), the Borrower shall give the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Eastern Standard Time, two Business Days before a proposed Borrowing and
(b) in the case of an ABR Borrowing, not later than 12:00 noon, Eastern Standard Time, on the Business Day of a proposed Borrowing. Any such notice of Borrowing shall be irrevocable, shall be substantially in the form of Exhibit H hereto, and shall in each case refer to this Amended Agreement and specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any

Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall, by 2:00 p.m. Eastern Standard Time, on the day it receives a notice hereunder from the Borrower, advise the applicable Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

         SECTION 2.05. NOTES; REPAYMENT OF LOANS. (a) The Revolving Loans made by each Lender shall be evidenced by a Revolving Credit Note, duly executed and delivered on behalf of the Borrower, dated the Effective Date, substantially in the form attached hereto as Exhibit A-1, with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to such Lender's Revolving Credit Commitment. The outstanding principal balance of each Revolving Loan, as evidenced by each applicable Revolving Credit Note, shall be payable on the last day of the Interest Period applicable to such Revolving Loan and on the Revolving Credit Maturity Date, and shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.07. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Revolving Credit Note delivered to such Lender (or on a continuation of such schedule attached to such Revolving Credit Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; PROVIDED, THAT, the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Amended Agreement and the applicable Revolving Credit Notes.

         (b) The Swingline Loans made by the Swingline Lender shall be evidenced by a Swingline Note, duly executed and delivered on behalf of the Borrower, substantially in the form attached hereto as Exhibit A-2, with the blanks appropriately filled, payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment. The outstanding principal balance of each Swingline Loan, as evidenced by the applicable Swingline Note, shall be payable on the last day of the Interest Period applicable to such Swingline Loan and on the Revolving Credit Maturity Date. The Swingline Note shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.07. The Swingline Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Swingline Note (or on a continuation of such schedule attached to the Swingline Note and made a part thereof), or otherwise to record in the Swingline Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Swingline Loan from the Swingline Lender, each payment and prepayment of principal of any Swingline Loan, each payment of interest on any such Loan and the other information provided for on such schedule; PROVIDED, THAT, the failure of the Swingline Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Swingline Loans made by the Swingline Lender in accordance with the terms of this Amended Agreement and the Swingline Note.

         SECTION 2.06. FEES. (a) The Borrower shall pay to the Administrative Agent for the account of each Lender, on the last day of March, June, September and December in each year and on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") on the average daily unused amount of the Revolving Credit Commitment (for purposes of this calculation only, outstanding Swingline Borrowings in which the Swingline Lender has not required the other Lenders to participate pursuant to Section 2.22(c), shall not be considered as usage of their respective Revolving Credit Commitments, except that such Swingline Borrowings shall count as usage of the Swingline Lender's Revolving Credit Commitment) (as the same may be reduced from time to time pursuant to
Section 2.10) of such Lender during the preceding quarter (or shorter period commencing with the Effective Date or ending with the date on which the Revolving Credit Commitment of such Lender shall be terminated), equal to (A) during any Level I Pricing Period, 0.125% per annum; (B) during any Level II Pricing Period, 0.150% per annum; (C) during any Level III Pricing Period, 0.200% per annum; (D) during any Level IV Pricing Period, 0.250% per annum; (E) during any Level V Pricing Period, 0.300% per annum; and (F) during any Level VI Pricing Period, 0.375% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fees due to each Lender shall commence to accrue on the Effective Date and cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein.

         (b) The Borrower shall pay to the Administrative Agent (i) for the account of each Lender, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a letter of credit fee (a "LETTER OF CREDIT FEE") equal to (A) such Lender's Applicable Percentage of the Dollar Amount of the aggregate Letter of Credit Exposure (excluding the portion thereof attributable to unreimbursed Letter of Credit Disbursements) existing as of the first day of the quarter then ended (or shorter period commencing with the Effective Date or ending with the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) plus the Dollar Amount of the face amount of each Letter of Credit issued during such quarter (or shorter period commencing with the Effective Date or ending with the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated), in each case the date of determination for such Dollar Amounts being the last day of the applicable quarter then ended (or shorter period commencing with the Effective Date or ending with the date on which all Letters of Credit have been cancelled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated), multiplied by (B) a per annum rate equal to the Applicable LIBOR Margin in effect from time to time during such period, (ii) for the account of Bank One, N.A., in its capacity as an Issuing Bank, on the last day of March, June, September and December of each year, a fronting fee (the "BANK ONE FRONTING FEE") of 0.125% per annum on the sum of (A) the aggregate Letter of Credit

Exposure (excluding the portion thereof attributable to unreimbursed Letter of Credit Disbursements and excluding Letter of Credit Exposure resulting from ABN AMRO Foreign Currency Letters of Credit) existing as of the first day of the quarter then ended (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date) and (B) the face amount of each Letter of Credit (other than Foreign Currency Letters of Credit) and the Dollar Equivalent amount of the face amount of each Bank One Foreign Currency Letter of Credit issued during such quarter, in each case the date of determination for such Dollar Equivalent amount being the last day of the applicable quarter then ended (or shorter period commencing with the Effective Date or ending with the date on which all Letters of Credit have been cancelled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated), and, with respect to each Letter of Credit (other than ABN AMRO Foreign Currency Letters of Credit), any other customary fees of Bank One, N.A. agreed upon by the Borrower and Bank One, N.A. in connection with the issuance, amendment or transfer of any Letter of Credit (other than ABN AMRO Foreign Currency Letters of Credit) or any Letter of Credit Disbursement, and (iii) for the account of ABN AMRO Bank N.V., in its capacity as an Issuing Bank, on the last day of March, June, September and December of each year, a fronting fee (the "ABN AMRO FRONTING FEE") of 0.125% per annum on the sum of (A) the Dollar Equivalent amount of the aggregate Foreign Currency Letter of Credit Exposure (excluding the portion thereof attributable to unreimbursed Letter of Credit Disbursements and excluding Letter of Credit Exposure resulting from Bank One Foreign Currency Letters of Credit) existing as of the first day of the quarter then ended (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date) and (B) the Dollar Equivalent amount of the face amount of each ABN AMRO Foreign Currency Letter of Credit issued during such quarter, in each case the date of determination for such Dollar Equivalent amount being the last day of the applicable quarter then ended (or shorter period commencing with the Effective Date or ending with the date on which all Letters of Credit have been cancelled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated), and, with respect to each ABN AMRO Foreign Currency Letter of Credit, any other customary fees of ABN AMRO Bank N.V. agreed upon by the Borrower and ABN AMRO Bank N.V., in connection with the issuance, amendment or transfer of any ABN AMRO Foreign Currency Letter of Credit or any Letter of Credit Disbursement. All Letter of Credit Fees and Fronting Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (c) The Borrower agrees to pay to the Agents, for their own accounts, the fees set forth in the Fee Letter dated October 2, 1996 among NMSI, the Agents and the Borrower and in the applicable provisions of the Commitment Letter dated October 2, 1996 among such parties (together, the "FEE LETTER") in the amounts and on the dates provided in the Fee Letter. Such fees shall be in addition to reimbursement of the Agents' reasonable out-of-pocket expenses.

         (d) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances (absent manifest error).

         SECTION 2.07. INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.08, each Revolving Loan and each Swingline Loan comprising an ABR Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate, plus the Applicable ABR Margin in effect from time to time for such Class of Loan. So long as any ABR Borrowing is outstanding, the Administrative Agent shall promptly notify the Borrower of any change in the Prime Rate.

         (b) Subject to the provisions of Section 2.08, each Revolving Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Applicable LIBOR Margin in effect from time to time for such Class of Loan.

         (c) Each Level I Pricing Period, Level II Pricing Period, Level III Pricing Period, Level IV Pricing Period, Level V Pricing Period or Level VI Pricing Period (each a "Pricing Period") shall commence on (and include) the date that is the first day of the third month following the end of each Fiscal Quarter of the Borrower and shall terminate on the day before the beginning of the next Pricing Period. Notwithstanding the foregoing, in the event the Borrower has failed to deliver any Required Financial Statements when due in accordance with Section 5.04, a Level VI Pricing Period shall be deemed to be in effect beginning as of the first day of the third month following the end of the Fiscal Quarter for which any Required Financial Statement was not timely delivered and such Level VI Pricing Period shall remain effective until a Fiscal Quarter in which Borrower has delivered the Required Financial Statements when due in accordance with Section 5.04, and then the applicable Pricing Period as determined pursuant hereto with reference to the Required Financial Statements shall become effective on the date determined above.

         (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Amended Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent in good faith, and such determination shall be conclusive absent manifest error.

         SECTION 2.08. DEFAULT INTEREST. If and for so long as any Event of Default shall have occurred and be continuing, interest shall accrue, to the extent permitted by applicable law, on the outstanding amount of all Obligations during the period from (and including) the date of such Event of Default to (but not including) the date of actual payment (after as well as before judgment) at
(a) in the case of principal of or interest on any Loan, the rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) applicable to such Loan during such period pursuant to Section 2.07, plus 2.00% or (b) in the case of any other amount, a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate applicable to ABR Loans during such period pursuant to Section 2.07, plus 2.00%. The Borrower shall pay all such accrued but unpaid interest from time to time upon demand.

         SECTION 2.09. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have reasonably determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the applicable interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.04 or 2.11 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.10. TERMINATION AND REDUCTION OF COMMITMENTS; EXTENSION OF COMMITMENTS. (a) The Revolving Credit Commitments and the Swingline Commitment shall be automatically terminated at 5:00 p.m., Eastern Standard Time, on the Revolving Credit Maturity Date.

         (b) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or in part permanently reduce, the Revolving Credit Commitments; PROVIDED, THAT, (i) each partial reduction of the Revolving Credit Commitments shall be in a minimum aggregate principal amount which is an integral multiple of $500,000 and not less than $1,000,000, and (ii) the aggregate of Revolving Credit Commitments shall not be reduced to an amount that is less than the Dollar Amount of all aggregate Letter of Credit Exposure at that time.

         (c) On the date of each mandatory payment or prepayment of Loans (or provision of cash collateral in respect of outstanding Letters of Credit) in accordance with Sections 2.11(b) or (c), the Revolving Credit Commitments shall be permanently reduced by an aggregate amount equal to the amount of such required payment or prepayment (or provision of cash collateral).

         (d) Each reduction in the Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments and each such reduction shall proportionately reduce the Swingline Commitment. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Revolving Credit Commitments, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

         SECTION 2.11. CONVERSION AND CONTINUATION OPTIONS. Except with respect to Borrowings comprised of Swingline Loans, as to which this Section 2.11 shall not apply, the Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 noon, Eastern Standard Time, on the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 noon, Eastern Standard Time, two Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 12:00 noon, Eastern Standard Time, two Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) the aggregate principal amount of such Borrowing converted into or continued as (A) a Eurodollar Borrowing, shall be an integral multiple of $100,000 and not less than $500,000 or (B) an ABR Borrowing, shall be the lesser of (I) the remaining outstanding principal amount of such Borrowing and (II) an integral multiple of $100,000;

                  (iii) each conversion or continuation shall be effected by each Lender by applying the proceeds of the new Loan of such Lender resulting from such conversion or continuation to the Loan (or portion thereof) of such Lender being converted or continued;

                  (iv) accrued interest on a LIBOR Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion;

                  (v) if any Eurodollar Borrowing is converted or continued at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

                  (vi) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing; and

                  (vii) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (vi) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing.

         Each notice pursuant to this Section 2.11 shall be irrevocable, shall be in substantially the form of Exhibit H hereto and shall in each case refer to this Amended Agreement and specify (I) the principal amount, the Class, the Type and, in the case of a Eurodollar Borrowing, the Interest Period of the Borrowing that the Borrower requests be converted or continued, (II) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (III) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (IV) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.11 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.11 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.11 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.12.  MANDATORY REPAYMENTS AND PREPAYMENTS.

         (a) On the Revolving Credit Maturity Date, all Revolving Credit Borrowings and all Swingline Borrowings shall be due and payable to the extent not previously paid and all Letter of Credit Exposure (if any) shall be terminated or cash collateralized in a manner satisfactory to the Agents.

         (b) In the event and on each occasion that a Prepayment Event occurs, the Borrower shall give to the Administrative Agent written or telecopy notice of such event, the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds. On the date of receipt by the Borrower or any Subsidiary of Net Cash Proceeds from such Prepayment Event, the Borrower shall prepay Loans in an aggregate principal amount equal to the lesser of (x) 100% of such Net Cash Proceeds received and (y) the amount of Net Cash Proceeds required to reduce the Commitments (as contemplated by Section 2.10(c)) to, but not below, $100,000,000; PROVIDED, THAT in the case of an Asset Sale, (i) no such prepayment shall be required unless the aggregate amount of Net Cash Proceeds received from such Asset Sale and all other Asset Sales occurring during the same Fiscal Year of the Borrower equals or exceeds $1,000,000 and (ii) any such receipt of Net Cash Proceeds that would otherwise result in prepayment of a lesser amount under this subparagraph (c) shall cumulate until the aggregate amount of such Net Cash Proceeds received and not yet applied equals or exceeds $1,000,000, at which time such prepayment shall be made.

         (c) In the event and on each occasion that the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans, (ii) the aggregate Dollar Amount of all Letter of Credit Exposure, and (iii) the aggregate Swingline Exposure (collectively, the "REVOLVING LOAN EXPOSURE") exceeds the aggregate amount of the Revolving Credit Commitments at such time, the Borrower shall immediately prepay Revolving Loans such that the aggregate Dollar Amount of all Revolving Loan Exposure is equal to or less than the aggregate Revolving Credit Commitments. In the event that on the last day of any calendar month or on any other Determination Date, the Dollar Amount of the Foreign Currency Letter of Credit Exposure resulting from the ABN AMRO Foreign Currency Letters of Credit exceeds

$48,000,000, then the Borrower shall cash collateralize Foreign Currency Letter of Credit Exposure resulting from the ABN AMRO Foreign Currency Letters of Credit (in each instance, in dollars or in a Foreign Currency reasonably required by the Issuing Bank) to the extent, if necessary, so that (i) the Dollar Amount (determined as of such date) of all aggregate Revolving Loan Exposure is equal to or less than the aggregate Revolving Credit Commitments existing at that time and (ii) the Dollar Amount (determined as of such date) of all Foreign Currency Letter of Credit Exposure resulting from the ABN AMRO Foreign Currency Letters of Credit is equal to or less than $46,500,000 (and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure for purposes of this Section 2.12(c)). In the event that on the last day of any calendar month or on any other Determination Date, the Dollar Amount of the aggregate Letter of Credit Exposure resulting from Letters of Credit issued by Bank One, N.A., exceeds $25,000,000, then the Borrower shall cash collateralize such Letter of Credit Exposure (in each instance, in dollars or in a Foreign Currency reasonably required by the Issuing Bank) to the extent, if necessary, so that (i) the Dollar Amount (determined as of such date) of all aggregate Revolving Loan Exposure is equal to or less than the aggregate Revolving Credit Commitments existing at that time and (ii) the Dollar Amount (determined as of such date) of all aggregate Letter of Credit Exposure resulting from Letters of Credit issued by Bank One, N.A. is equal to or less than $25,000,000 (and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure for purposes of this Section 2.12(c)).

         (d) All mandatory prepayments under Section 2.12(b) or (c) shall be applied (to the extent applicable) (i) FIRST, to reduce the outstanding principal amount of the Revolving Credit Loans and (ii) SECOND, to the extent that the remaining amount of such prepayment is greater than the aggregate principal amount of outstanding Loans, to provide cash collateral in an amount equal to all such Letter of Credit Exposure (the amount to be deposited shall be denominated in the currency or currencies of the Letter(s) of Credit then outstanding) (and thereupon such cash shall be deemed to reduce the Letter of Credit Exposure for purposes of this Section 2.12(d)). Subject to the foregoing provisions, any mandatory prepayment of Loans of any Class pursuant to Section 2.12(b) or (c) shall be applied to prepay all ABR Loans of such Class before any LIBOR Loans of such Class are prepaid.

         (e) Each payment of Borrowings pursuant to this Section 2.12 (except partial prepayments of ABR Borrowings) shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment. All payments under this Section 2.12 shall be subject to Section 2.16, but otherwise shall be without premium or penalty.

         SECTION 2.13. OPTIONAL PREPAYMENTS. (a) Subject to Section 2.13(b), the Borrower shall have the right at any time and from time to time to prepay any LIBOR Loans, in whole or in part, upon giving prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, at least three Business Days prior to the date of prepayment; PROVIDED, THAT each partial prepayment of LIBOR Loans shall be in an amount which is an integral multiple of $500,000 and not less than $1,000,000 and a partial prepayment of a Eurodollar Borrowing under this Section 2.13(a) shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than $500,000. Each notice of prepayment shall specify the prepayment date, the Class, the Type, the Interest Period of the Borrowing to be prepaid and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein.

         (b) All prepayments under this Section 2.13 shall be subject to Section
2.16 but otherwise shall be without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to, but excluding, the date of payment.

         SECTION 2.14. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision of this Amended Agreement, if after the date of this Amended Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any LIBOR Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank has its principal office or by any state of the United States or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement that is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the applicable interbank market any other condition affecting this Amended Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any LIBOR Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender (or Affiliate or parent thereof which fairly allocates any such increase to the Lender) or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs actually incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline or in the interpretation or administration thereof by any Governmental Authority (including the National Association of Insurance Commissioners) charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Amended Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then, from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the circumstances requiring the payment of compensation, the calculations with respect thereto, and the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation. The protection of this Section 2.14 shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed. In the event any Lender or the Issuing Bank ever receives a refund from any applicable Governmental Authority of any amount paid by the Borrower on account of the provisions of this Section 2.14, the applicable Lender or Issuing Bank, as the case may be, shall repay those refunded amounts to the Borrower.

         SECTION 2.15. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Amended Agreement, if after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                  (i) declare that LIBOR Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into LIBOR Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a LIBOR Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding LIBOR Loans made by it be converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each LIBOR Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such LIBOR Loan and in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by the Agents or such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any LIBOR Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any LIBOR Loan to a Loan of another Type, or the conversion of the Interest Period with respect to any LIBOR Loan, in each case other than on the last day of the Interest Period in effect therefor, (iii) any LIBOR Loan to be made by such Lender (including any LIBOR Loan to be made pursuant to a conversion or continuation under Section 2.11) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or
(b) any default by the Borrower in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the LIBOR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this
Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         SECTION 2.17. PRO RATA TREATMENT. Except as required under Section 2.15 and as provided in this Section 2.17 with respect to Swingline Loans, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such

Commitments shall have expired or been terminated, in accordance with the sum of
(a) the respective principal amounts of their applicable outstanding Loans and
(b) the respective amounts of their Letter of Credit Exposure). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans of any Class shall be proportionately less than the unpaid principal portion of the Loans of such Class of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans of any Class held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans of such Class then outstanding as the principal amount of its Loans of such Class prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans of such Class outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. For purposes of this Section 2.18, the Revolving Loans of any Lender shall include such Lender's Letter of Credit Exposure. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such interest.

         SECTION 2.19. PAYMENTS. (a) Unless expressly provided otherwise herein, the Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document without setoff, defense or counterclaim not later than 12:00 noon, Eastern Standard Time, on the date when due in dollars to the Administrative Agent at its offices in Dayton, Ohio, in immediately available funds. Any such payment received after such time on any date shall be deemed made on the next Business Day.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.20. TAXES. (a) Any and all payments by or on behalf of the Borrower or any Subsidiary hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) income taxes or branch profit taxes imposed on the net income of any Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "TRANSFEREE")) and (ii) franchise taxes imposed on the net income of any Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which any Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof or the jurisdiction in which such Lender or Transferee has its applicable lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "TAXES" and all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being called "EXCLUDED TAXES"). Subject to the provisions of Section 2.20(f) if the Borrower or any Subsidiary shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Issuing Bank (or any Transferee) or either Agent, (A) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20 but excluding Excluded Taxes) such Lender or the Issuing Bank (or Transferee) or Agent, as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower or such Subsidiary shall make such deductions and (C) the Borrower or such Subsidiary shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law, any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Amended Agreement or any other Loan Document ("OTHER TAXES").

         (c) The Borrower will indemnify each Lender (or Transferee), each Agent and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or Agent or the Issuing Bank, as the case may be, and any liability (excluding Excluded Taxes, but including penalties, interest and expenses (including reasonable attorneys' fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and the method of computation thereof prepared by the Administrative Agent, the Syndication Agent, a Lender or the Issuing Bank (or Transferee) or any Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date any Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor and provides the Borrower with the certificate described above.

         (d) If any Lender (or Transferee) or Agent shall become aware that it is entitled to claim a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.20, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If any Lender (or Transferee) or Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.20, it shall within 30 days from the date of such receipt, so long as no Event of Default has occurred and is continuing, pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that the Borrower, upon the request of such Lender (or Transferee) or Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender (or Transferee) or Agent in the event such Lender (or Transferee) or Agent is required to repay such refund to such Governmental Authority.

         (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any Subsidiary to the relevant Governmental Authority, the Borrower or such Subsidiary will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent two copies of (i) either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Amended Agreement and the other Loan Documents and (ii) an Internal Revenue Service

Form W-8 or W-9 entitling such Non-U.S. Lender to receive a complete exemption from United States backup withholding tax. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Amended Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. If a Non-U.S. Lender who has delivered the forms referred to above on the date it becomes a party to this Amended Agreement (or, in the case of a Transferee, on the date that it becomes a Transferee hereunder) determines that it is unable subsequently to submit to the Borrower any such form, or that it is required to withdraw or cancel any such form, such Non-U.S. Lender shall promptly notify the Borrower of such fact. Notwithstanding any other provision of this Section 2.20(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(g) that such Non-U.S. Lender is not legally able to deliver.

         (g) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with Section 2.20(f) or (ii) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender become a party to this Amended Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; PROVIDED, HOWEVER, that this clause (ii) shall not apply (A) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (B) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee) acting through a New Lending Office, would be entitled to receive (without regard to this clause (ii)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (f) above.

         (h) Nothing contained in this Section 2.20 shall require any Lender or the Issuing Bank (or Transferee) or any Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         (i) The provisions of this Section 2.20 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any Lender.

         SECTION 2.21. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Agents, as the case may be, require such Lender or the Issuing Bank, as applicable, to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Amended Agreement to an assignee reasonably acceptable to the Agents that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), PROVIDED, THAT (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Borrower shall have received the prior written consent of the Agents (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (C) no Event of Default shall have occurred and be continuing and (D) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of 100% of the principal of and interest accrued to the date of such payment on the outstanding Loans or Letter of Credit Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); PROVIDED, FURTHER, that if prior to any such assignment the circumstances or event that resulted in such Lender's notice or certificate under Section 2.14 or 2.15 or demand for additional amounts under Section 2.20, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 2.14, 2.15 or 2.20, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder.

         (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Borrower or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22.  SWINGLINE LOANS.

         (a) SWINGLINE LOANS. The Borrower shall notify the Administrative Agent by telecopy, or by telephone (confirmed by telecopy), not later than 12:00
(noon), Eastern Standard Time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Amended Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this paragraph (a). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 6:00 p.m. on the date such Swingline Loan is so requested.

         (b) PREPAYMENT. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Administrative Agent before 12:00 noon, Eastern Standard Time, on the date of prepayment at the Swingline Lender's address for notices specified in Section 9.01.

         (c) PARTICIPATIONS. The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., Eastern Standard Time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. The Administrative Agent will, by 2:00 p.m., Eastern Standard Time, on the date of receipt of such notice, give notice to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent by 4:00 p.m., Eastern Standard Time, on the date such notice is received from the Swingline Lender, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.03(d) with respect to Loans made by such Lender (and Section 2.03(c) shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

         SECTION 2.23. LETTERS OF CREDIT. (a) The Borrower may request the issuance of (i) Letters of Credit in dollars, in form and substance reasonably acceptable to the Administrative Agent and the Issuing Bank, for the account of the Borrower or any Subsidiary, at any time and from time to time during the Letter of Credit Availability Period; PROVIDED, THAT, any such Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of such Letter of Credit, (A) the aggregate Dollar Amount of Letter of Credit Exposure resulting from Letters of Credit issued by Bank One, N.A., does not exceed $25,000,000, and (B) the sum of the Dollar Amount of all aggregate Letter of Credit Exposure, the aggregate Swingline Exposure and the aggregate principal amount of outstanding Revolving Loans does not exceed the aggregate amount of the Revolving Credit Commitments at such time, (ii) Bank One Foreign Currency Letters of Credit, in form and substance reasonably acceptable to the Administrative Agent and the Issuing Bank, for the account of the Borrower or any Subsidiary, at any time and from time to time during the Letter of Credit Availability Period; PROVIDED, THAT, any such Bank One Foreign Currency Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any such Bank One Foreign Currency Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of such Bank One Foreign Currency Letter of Credit (A) the aggregate Dollar Amount of aggregate Letter of Credit Exposure resulting from Letters of Credit issued by Bank One, N.A., does not exceed $25,000,000 and (B) the sum of the Dollar Amount of all aggregate Letter of Credit Exposure, the aggregate Swingline Exposure and the aggregate principal amount of outstanding Revolving Loans does not exceed the aggregate amount of the Revolving Credit Commitments at such time, and (iii) ABN AMRO Foreign Currency Letters of Credit, in form and substance reasonably acceptable to the Administrative Agent and the Issuing Bank, for the account of the Borrower or any Subsidiary, at any time and from time to time during the Letter of Credit Availability Period; PROVIDED, THAT, any such ABN AMRO Foreign Currency Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any such ABN AMRO Foreign Currency Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of such ABN AMRO Foreign Currency Letter of Credit, (A) the aggregate Dollar Amount of Foreign Currency Letter of Credit Exposure resulting from the ABN AMRO Foreign Currency Letters of Credit does not exceed $46,500,000 and (B) the sum of the Dollar Amount of all aggregate Letter of Credit Exposure, the aggregate Swingline Exposure and the aggregate principal amount of outstanding Revolving Loans does not exceed the aggregate amount of the Revolving Credit Commitments at such time. For purposes hereof, the "issuance" of a Letter of Credit includes the amendment, renewal or extension of a Letter of Credit.

         (b) Each Letter of Credit shall expire no later than the earlier of
(i)(A) in the case of standby Letters of Credit, three years after the date of issuance of such Letter of Credit, subject to extension (including pursuant to an automatic renewal provision in customary form), and (B) in the case of trade Letters of Credit, 270 days after the date of issuance of such Letter of Credit and (ii) the fifth Business Day prior to the Revolving Credit Maturity Date.

         (c) Each issuance of any Letter of Credit shall be made on at least two Business Days' prior irrevocable written or telecopy notice (such notice to be delivered by 12:00 noon, Eastern Standard Time) from the Borrower (or such shorter notice as shall be acceptable to the Issuing Bank) to the Administrative Agent and the Issuing Bank specifying whether such Letter of Credit is a standby Letter of Credit or a trade Letter of Credit, the date of issuance, the date on which such Letter of Credit is to expire, the amount of such Letter of Credit, whether such Letter of Credit is to be issued in dollars or a Foreign Currency (and if such Letter of Credit is to be issued in a Foreign Currency, the applicable Foreign Currency and whether such Letter of Credit is to be a Bank One Foreign Currency Letter of Credit or an ABN AMRO Foreign Currency Letter of Credit), the name and address of the beneficiary of such Letter of Credit, and such other information as may be necessary or desirable to complete such Letter of Credit; PROVIDED, THAT, with respect to ABN AMRO Foreign Currency Letters of Credit any such Letter of Credit issued in the same Foreign Currency shall be issued in amounts that shall not be less than the approximate Dollar Equivalent of US $2,000,000 or multiples thereof (or such other amounts as agreed to by the Issuing Bank in its sole discretion), however, with respect to ABN AMRO Letters of Credit to be issued in Singapore dollars, no such Letter of Credit shall be issued in an amount that is less than the approximate Dollar Equivalent of U.S. $250,000 or multiples thereof. The Issuing Bank will give the Administrative Agent prompt notice of the issuance and amount of such Letter of Credit and the expiration date of such Letter of Credit (and the Administrative Agent shall give prompt notice thereof to the Syndication Agent and each Lender). During the Letter of Credit Availability Period, the Issuing Bank also will give the Administrative Agent (i) if and when requested, notice of the amount available to be drawn under each outstanding Letter of Credit and (ii) prompt notice of any payment or disbursement that has been or will be made under any Letter of Credit. Each Letter of Credit (other than Foreign Currency Letters of Credit) issued hereunder will be subject to the Uniform Customs and Practices for Documentary Credits, as in effect from time to time. Each Foreign Currency Letter of Credit issued hereunder shall be subject to and incorporate the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the "UCP") (other than Articles 41 and 43 thereof with respect to standby Letters of Credit); to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code as adopted in Ohio ("ARTICLE 5"); and Section 5-102(a)(10) of the 1995 Official Text with comments of the Uniform Commercial Code Revised Article 5, as promulgated by the American Law Institute and National Conference of Commissioners on Uniform State Laws ("REVISED ARTICLE 5"), which section of Revised Article 5 shall govern and control over any inconsistent provision of the UCP or Article 5.

         (d) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank, the Agents or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of the Issuing Bank, in accordance with Section 2.03(e), such Lender's Applicable Percentage of the amount of each Letter of Credit Disbursement in the currency of such disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with Section 2.23(g).

         (e) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.23(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (f) The Borrower shall pay to the Administrative Agent, for the account of the Lenders and the Issuing Bank, as applicable, a nonrefundable Letter of Credit Fee and Fronting Fee in accordance with Section 2.06(b). In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit (including any Letter of Credit issued for the account of a Subsidiary).

         (g) The Borrower hereby agrees to reimburse the Issuing Bank for any payment or disbursement made by the Issuing Bank under any Letter of Credit (including any Letter of Credit issued for the account of a Subsidiary), by making payment in immediately available funds, to the Administrative Agent on the same Business Day after receipt of notice of such payment or disbursement (or notice that such payment or disbursement will be made), in the amount and currency of such payment or disbursement, plus interest on the amount so paid or disbursed by the Issuing Bank, at a rate per annum equal to the greater of (i) the rate applicable to ABR Loans pursuant to Section 2.07 or (ii) the cost on a per annum basis to the Issuing Bank of the funds so paid or disbursed under the Letter of Credit plus the Applicable LIBOR Margin (such cost plus such margin being referred to herein as the "Cost of Funds"); PROVIDED, THAT, if such amount is not reimbursed prior to 2:00 p.m., Eastern Standard Time, on the same Business Day after receipt by the Borrower of the notice of such payment or disbursement (or notice that such payment or disbursement will be made), interest shall thereafter accrue on such unreimbursed amount at a rate per annum equal to the greater of (i) the rate applicable to ABR Loans during such period pursuant to Section 2.07, plus 2.00% or (ii) the Cost of Funds plus 2.00%. The Administrative Agent shall promptly pay any such amounts received by it to the Issuing Bank. Borrower hereby agrees to indemnify and hold harmless each Agent, each Issuing Bank, and each Lender (in any capacity hereunder) from and against any and all loss, liability, cost, and expense arising at any time or times from the exchange of one or more currencies for one or more other currencies hereunder.

         (h) The Borrower's obligation to reimburse Letter of Credit Disbursements as provided in Section 2.23(g) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Amended Agreement under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document or any term or provision therein;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Agents, any Lender or any other person, whether in connection with this Amended Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit;

                  (v) any amendment, waiver or consent in respect of this Amended Agreement or any other Loan Document; and

                  (vi) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this Section 2.23(h), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         (i) Without limiting the generality of the provisions of the foregoing paragraph (h), it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the preceding sentence and the provisions of
Section 2.23(h) shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's bad faith, gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance in good faith on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute bad faith, gross negligence or willful misconduct of the Issuing Bank.

         (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder; PROVIDED, THAT, the failure to give such notice shall not relieve the Borrower of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section
2.23. The Administrative Agent shall promptly give each Lender notice thereof.

         (k) In the event that the Borrower is required pursuant to the terms of this Amended Agreement or any other Loan Document to provide cash collateral in respect of the Letter of Credit Exposure, the Borrower shall deposit in an account with the Administrative Agent, for the benefit of each Lender, an amount in cash equal to the amount of such Letter of Credit Exposure (or such lesser amount as shall be required hereunder or thereunder); the amount to be deposited shall be denominated in the currency or currencies of the Letter(s) of Credit outstanding as determined by the relevant Issuing Bank(s). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations to Lenders. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made as directed by the Borrower (subject, however, to the preservation of such deposits in the currency in which deposited and unless such investments shall be contrary to applicable law or regulation or a Default or Event of Default shall have occurred and be continuing, in which case the Administrative Agent shall determine in its discretion whether to make investments and, if so, shall determine in its discretion the Cash Equivalents to be selected), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Borrower hereby pledges all such deposits and accounts and cash collateral, together with the proceeds, investments, and increases thereof and the interest thereon, to the Administrative Agent for the benefit of the Issuing Banks and the other Lenders to secure payment and performance of the Obligations. Moneys in such account shall automatically be applied by the Administrative Agent to reimburse the Issuing Bank for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations to the Lenders. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower upon demand; PROVIDED, THAT, after giving effect to such return, (i) the sum of the Dollar Amount of the aggregate Letter of Credit Exposure, plus the aggregate outstanding Swingline Exposure, plus the aggregate outstanding principal amount of Revolving Loans would not exceed the aggregate Revolving Credit Commitments, (ii) the Dollar Amount of Letters of Credit issued by Bank One, N.A. does not exceed $25,000,000, (iii) the Dollar Amount of the ABN AMRO Foreign Currency Letters of Credit does not exceed $46,500,000 and (iv) no Default or Event of Default shall have occurred and be continuing.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Lenders that:

         SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrower and the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to obtain extensions of credit hereunder.

         SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by each of the Borrower and the Subsidiaries of each of the Loan Documents to which it is or will be a party (including the exercise of remedies thereunder) and, in the case of the Borrower, the extensions of credit hereunder (a) have been duly authorized by all requisite corporate or partnership and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, (B) any provision of the certificate of incorporation, partnership agreement, operating agreement or other constitutive documents or by-laws of the Borrower and the Subsidiaries, (C) any order of any Governmental Authority or (D) any provision of any Material Contract or other indenture, agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any Material Contract or other indenture, agreement or instrument or (iii) except for the Liens of the Collateral Documents, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the Subsidiaries.

         SECTION 3.03. ENFORCEABILITY. This Amended Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower or any of the Subsidiaries will constitute, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally.

         SECTION 3.04. CONSENTS AND GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by (a) any Governmental Authority, (b) any creditor or shareholder of the Borrower or any creditor, shareholder, partner or member of the Subsidiaries, (c) any counterparty to a Material Contract or (d) except where failure to take or obtain such action, consent or approval of, registration or filing with or such other action could not reasonably be expected to have a Material Adverse Effect, any other person, is or will be required in connection with the Revolving Credit Facility or the performance by the Borrower or any of the Subsidiaries of the Loan Documents to which it is or will be a party, in each case except such as have been made or obtained and are in full force and effect.

         SECTION 3.05. FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income and cash flows as of and for the 1997 Fiscal Year, audited by and accompanied by the unqualified opinion of Ernst & Young LLP, independent public accountants and (ii) its unaudited consolidating balance sheet and statements of income and cash flows for the 1997 Fiscal Year. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods. Such balance sheet and the notes thereto disclose all material liabilities, direct, contingent or otherwise, of the Borrower and its Consolidated Subsidiaries as of the dates thereof for which disclosure is required in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except as otherwise noted therein.

         (b) As of the Effective Date, the Borrower and the Subsidiaries do not have any material liability, contingent or otherwise, required by GAAP to be set forth on a consolidated balance sheet of the Borrower, except (i) as set forth in the financial statements referred to in Section 3.05(a), (ii) for items set forth in Schedule 3.05(b) and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice.

         SECTION 3.06. NO MATERIAL ADVERSE CHANGE. Since August 31, 1997, and as of the Effective Date, there has not been any Material Adverse Change in the business of the Borrower.

         SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests or licenses in, all its properties and assets (including without limitation, real property and intellectual property interests), except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such properties and assets are free and clear of Liens, other than Liens permitted by Section 6.02.

         (b) Each of the Borrower and the Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth a list of all of the Subsidiaries, the respective jurisdictions of organization thereof and the percentage ownership interest, direct or indirect, of the Borrower therein. All of the Subsidiaries are Consolidated Subsidiaries.

         SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) As of the Effective Date, except as set forth in Schedule 3.09 or as fully covered by third party insurance, there are no pending or, to the knowledge of the Borrower, threatened litigation, arbitrations or other proceedings against the Borrower or any Subsidiary involving a claim for more than $200,000. Except as noted on Schedule 3.09, there are no lawsuits, claims, arbitrations or other proceedings which, if adversely determined, whether individually or in the aggregate, would have a Material Adverse Effect. As of the Effective Date, to the knowledge of the Borrower, except as set forth in Schedule 3.09, neither the Borrower nor any Subsidiary is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Authority or arbitration tribunal. Except as set forth in Schedule 3.09, there are no actions, suits, investigations or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any of the Subsidiaries or any business, property or rights of the Borrower or any of the Subsidiaries (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Except as set forth in Schedule 3.09, the Borrower and the Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority ("APPLICABLE LAWS") including those relating to the environment, taxes and occupational health and safety, except for instances of noncompliance that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 3.09 and as of the Effective Date, neither the Borrower nor any Subsidiary has received any written communication during the past three years from a Governmental Authority that alleges that the Borrower or a Subsidiary is not in compliance in any material respect with any Applicable Laws. Except as set forth in Schedule 3.09 and as of the Effective Date, to the knowledge of the Borrower, there is no pending or threatened investigation of the Borrower or a Subsidiary by any Governmental Authority.

         SECTION 3.10. AGREEMENTS. (a) Each indenture or other agreement or instrument evidencing Indebtedness and each other material agreement, contract, lease, license, commitment or other instrument (within the meaning of 17 C.F.R.
Section 229.601(b)(10)(1996)) to which the Borrower or any of the Subsidiaries is a party or by which it or any of its properties or assets are or may be bound as of the Effective Date is listed on Schedule 3.10 hereto (collectively with the Subordinated Notes and any agreements listed on Schedule 3.20, the "MATERIAL CONTRACTS").

         (b) Except as set forth in Schedule 3.10, all the Material Contracts are valid, binding and in full force and effect in all material respects. Except as set forth in Schedule 3.10, the Borrower and the Subsidiaries have performed all material obligations required to be performed by them to date under the Material Contracts and they are not in breach or default in any material respect thereunder and, to the knowledge of the Borrower, no other party to any of the Material Contracts is in breach or default in any material respect thereunder. Neither the Borrower, nor any of the Subsidiaries, nor, to the knowledge of the Borrower, any other party to any Material Contract has given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract. None of such other parties has any presently exercisable right to terminate any Material Contract nor will any such other party have any right to terminate any Material Contract on account of the execution, delivery or performance of the Loan Documents.

         SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulation G, U and X.

         SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to regulation as a "public utility" or a "public service corporation" or the equivalent under any Federal or state law.

         SECTION 3.13. USE OF PROCEEDS. The proceeds of all Loans will be used solely (a) to provide for the ongoing working capital requirements of the Borrower and the Subsidiaries and for general corporate purposes (including working capital, Capital Expenditures in the ordinary course of business and Permitted Acquisitions) and (b) to pay related fees and expenses. The Letters of Credit will be issued solely (i) to support various financial and other performance obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business and (ii) with respect to the ABN AMRO Letters of Credit, to collateralize certain permitted Indebtedness of certain Foreign Subsidiaries.

         SECTION 3.14. TAX RETURNS. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves in accordance with GAAP have been set aside on its financial statements.

         SECTION 3.15. NO MATERIAL MISSTATEMENTS. The Confidential Information Memorandum and the exhibits and schedules (except for forecasts and projections) furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole and evaluated in the context presented, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such information was provided. Any such exhibit or schedule which constitutes a forecast or a projection was prepared in good faith, was based on assumptions that the Borrower believes to be reasonable and was based on the best information reasonably available to the Borrower. The Borrower has no reason to believe that any such forecasts or projections are misleading in any material respect in light of the circumstances existing at the time of preparation thereof.

         SECTION 3.16. EMPLOYEE BENEFIT PLANS. (a) Except as set forth in
Schedule 3.16, each of the Borrower and the Commonly Controlled Entities is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred within the last five years with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no Lien in favor of the PBGC or a Plan has arisen during the five years prior to the Effective Date.

         (b) Except as set forth in Schedule 3.16, the present value of all accrued benefits under each Single Employer Plan in which the Borrower or any Commonly Controlled Entity is a participant (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date, exceed the value of the assets of such Plan allocable to such accrued benefits.

         (c) Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the last valuation date.

         (d) No such Multiemployer Plan is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

         (e) Except as set forth in Schedule 3.16, neither the Borrower nor any Commonly Controlled Entity has any liability for post retirement benefits to be provided to its current and former employees.

         (f) No prohibited transaction under ERISA or the Code has occurred with respect to any Multiemployer Plan or Single Employer Plan which could have a Material Adverse Effect.

         SECTION 3.17. ENVIRONMENTAL AND SAFETY MATTERS. As of the Effective Date, except as set forth in Schedule 3.17, each of the Borrower and the Subsidiaries has complied in all material respects with all applicable Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to protection of the environment or to employee health or safety. As of the Effective Date, except as set forth in Schedule 3.17, neither the Borrower nor any Subsidiary has received notice of any material failure so to comply. The facilities of the Borrower and the Subsidiaries do not manage or contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or similarly denominated substances, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to protection of the environment, human health or to employee health and safety (collectively, "HAZARDOUS Materials"), in violation in any material respect of any such law or any regulations promulgated pursuant thereto. Except as set forth in Schedule 3.17, to the knowledge of the Borrowers, there are no events, conditions or circumstances involving environmental pollution, regulation or control or employee health or safety that are reasonably likely to result in any material liabilities being incurred by the Borrower or any Subsidiary.

         SECTION 3.18. SECURITY INTERESTS. (a) The Administrative Agent for the benefit of the Secured Parties will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Administrative Agent of continuation statements to the extent required by the Uniform Commercial Code and the continuing possession by the Administrative Agent of the certificates representing the securities pledged pursuant to the Pledge Agreement, the Collateral Documents will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 3.18. All such listed filings and recordings will have been made on or prior to the Effective Date.

         (b) All of the shares of common stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any stockholder. The Borrower owns, directly or indirectly, good and valid title to 100% (or such other percentage as the Borrower does own, directly or indirectly, as noted on
Schedule 3.08) of the Capital Stock of each Subsidiary, free and clear of all Liens, other than the Liens of the Collateral Documents, of every kind, whether absolute, matured, contingent or otherwise. There are no existing options, warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any Capital Stock of the Subsidiaries.

         SECTION 3.19. SOLVENCY. (a) After the making of each Loan made on the Effective Date and the uses of proceeds therefrom, each of the Borrower and the Subsidiaries will be Solvent on the Effective Date. "SOLVENT" means, with respect to any person, that (i) the fair value of the assets of such person, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of such person; (ii) the present fair saleable value of the property of such person will be greater than the amount that will be required to pay the liabilities of such person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such person will not have an unreasonably small amount of capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

         (b) The Borrower does not intend to, or to permit any of the Subsidiaries to, and does not believe that the Borrower or any of the Subsidiaries will, incur debts beyond its ability to pay such debts as they mature taking into account the timing of and amounts of cash to be received by the Borrower or any such Subsidiary and the timing of and amounts of cash to be payable on or in respect of indebtedness of the Borrower or any such Subsidiary.

         SECTION 3.20. TRANSACTIONS WITH AFFILIATES AND SHAREHOLDERS. Except as set forth in Schedule 3.20 and except for agreements and arrangements among the Borrower and Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries, neither the Borrower nor any of the Subsidiaries is a party to, and none of the properties and assets of the Borrower or any of the Subsidiaries is subject to or bound by, any agreement or arrangement with, (a) any Affiliate of the Borrower or any of the Subsidiaries, except in each case those agreements or arrangements that are entered into on terms not less favorable to the Borrower or any Subsidiary as a comparable transaction on an arm's-length basis with an unrelated third party or as may be expressly permitted by Section 6.10, or (b) any Shareholder. Except as set forth in Schedule 3.20 and except for transactions among the Borrower and Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries, neither the Borrower nor any of the Subsidiaries is engaged in any transaction with (i) any Affiliate of the Borrower or of any Subsidiary, except in each case those agreements or arrangements that are entered into on terms not less favorable to the Borrower or any Subsidiary as a comparable transaction on an arm's-length basis with an unrelated third party or as may be expressly permitted by Section 6.10, or (ii) any Shareholder.

         SECTION 3.21. INSURANCE. The Borrower and the Subsidiaries maintain policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses, all of which are in accordance with normal industry practices. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Borrower and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

         SECTION 3.22. LABOR MATTERS. (i) As of the Effective Date, except as set forth in Schedule 3.22, there is no labor strike, dispute, work stoppage or lockout pending or, to the knowledge of the Borrower, threatened against the Borrower or a Subsidiary, (ii) to the knowledge of the Borrower, as of the Effective Date, no union organizational campaign is in progress with respect to the employees of the Borrower or a Subsidiary; (iii) as of the Effective Date, there is no unfair labor practice charge or complaint against the Borrower or a Subsidiary pending or, to the knowledge of the Borrower, threatened before the National Labor Relations Board; (iv) there are no pending or threatened union grievances against the Borrower or a Subsidiary as to which there is a reasonable possibility of adverse determination and that, if so determined, would have a Material Adverse Effect; (v) there are no pending, or, to the knowledge of the Borrower, threatened, charges against the Borrower, a Subsidiary or any current or former employee of the Borrower before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices which individually or in the aggregate are reasonably likely to have a Material Adverse Effect; and (vi) as of the Effective Date, none of the Borrower and the Subsidiaries has received written notice during the past three years of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Borrower or a Subsidiary and, to the knowledge of the Borrower, no such investigation is in progress.

         (b) No employee or agent of the Borrower or any Subsidiary that has not signed a confidentiality and non-compete agreement is privy to any information that, if disseminated to an unrelated third party, could have a Material Adverse Effect.

         SECTION 3.23. COVENANTS CONTAINED IN THE ORIGINAL CREDIT AGREEMENT. The requirements of Section 5.14 of the Original Credit Agreement have been satisfied (or waived) in all respects.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         SECTION 4.01. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. This Amended Agreement shall become effective on the first date (the "EFFECTIVE DATE") when all of the following conditions precedent set forth in this Section 4.01, and the additional conditions precedent set forth in Section 4.02, have been satisfied:

                  (a) The Agents shall have received (i) counterparts hereof signed by each of the parties (or, in the case of any Lender as to which an executed counterpart shall not have been received, telecopy or other written confirmation from such party in form satisfactory to the Agents of the execution of a counterpart hereof by such Lender), (ii) counterparts of the Borrower's Consent and Agreement signed by each of the parties thereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, telecopy or other written confirmation from such party in form satisfactory to the Agents of the execution of the counterpart thereof by such Lender), and (iii) counterparts of the Subsidiary's Consent and

         Agreement signed by each of the parties thereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, telecopy or other written confirmation from such party in form satisfactory to the Agents of the execution of the counterpart thereof by such Lender).

                  (b) The Administrative Agent shall have received for the account of each Lender a duly executed Note or Notes, dated the Effective Date, complying with the provisions of Section 2.05. On the Effective Date, the Lenders under the Original Credit Agreement will return the Notes dated as of the Closing Date to the Borrower for cancellation, and such Notes will be replaced, as applicable, by the Notes dated the Effective Date and issued to the Lenders hereunder.

                  (c) The Administrative Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in the Collateral Documents, perfected to the extent contemplated by Section 3.18 and the Administrative Agent shall have received:

                           (i) confirmation by the Borrower that the
                  Administrative Agent has previously received certificates representing all Pledged Securities (as defined in the Pledge Agreement), accompanied by stock powers endorsed in blank;

                           (ii) confirmation by the Borrower that no additional
                  filing, registration or recordation of any document (including any Uniform Commercial Code financing statement) is required to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral; and

                           (iii) searches of Uniform Commercial Code filings in
                  the jurisdiction of the chief executive office of the Borrower and each Subsidiary and each jurisdiction where any Collateral is located and where a filing was made in connection with the Original Credit Agreement and the Collateral Documents, confirming the perfected security interest in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties.

                  (d) The Agents shall have received an opinion of Thompson Hine & Flory LLP, counsel to the Borrower and the Subsidiaries, substantially in the form of Exhibit E hereto dated the Effective Date and addressed to the Agents and the Lenders.

                  (e) The Agents shall have received:

                           (i) an Officer's Certificate, dated the Effective
                  Date and signed by a Responsible Officer of each of the Borrower and the Subsidiaries confirming compliance with the conditions precedent set forth in subparagraphs (g), (h), (i) and (j) of this Section 4.01 and in subparagraphs (b), (c) and
                  (d) of Section 4.02;

                           (ii) an Officer's Certificate, dated the Effective
                  Date and signed by a Responsible Officer of each of the Borrower and the Domestic Subsidiaries certifying that the copies of the long form certificates of incorporation and other constitutive documents, including all amendments thereto, of each of the Borrower, the Domestic Subsidiaries and all Foreign Subsidiaries delivered pursuant to the execution of the Original Credit Agreement or in connection with any Supplemental Agreement executed prior to the Effective Date, have not been modified or amended in any respect and remain in full force and effect in accordance with their terms;

                           (iii) a certificate as to the good standing of each
                  such party as of a recent date, from such Secretary of State (or other domestic or foreign authority (where available));

                           (iv) a certificate of the Secretary or Assistant
                  Secretary of each of the Borrower, the Domestic Subsidiaries, dated the Effective Date and certifying (A) that the by-laws or comparable governing instruments of such party delivered pursuant to the execution of the Original Credit Agreement or in connection with any Supplemental Agreement executed prior to the Effective Date, have not been modified or amended in any respect and remain in full force and effect in accordance with their terms, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or comparable governing body of such party (or, in the case of any partnership, of the general partner of such party) authorizing the execution, delivery and performance of this Amended Agreement, the Borrower's Consent and Agreement and the Subsidiaries' Consent and Agreement, and, in the case of the Borrower, the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or other constitutive documents of such party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (iii) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such party; and

                           (v) such other documents, opinions, certificates and
                  agreements in connection with the Revolving Credit Facility, in form and substance satisfactory to the Agents, as it shall reasonably request.

                  (f) The Borrower shall have paid all Fees and other amounts due and payable to the Agents or any Lender on or prior to the Effective Date, including, without limitation, all fees and other amounts accrued to the Effective Date to the Administrative Agent for the account of each Lender pursuant to Section 2.05 of the Original Credit agreement.

                  (g) No Material Adverse Change shall have occurred since August 31, 1997.

                  (h) The Lenders shall have received evidence satisfactory to each of them that the Borrower and the Subsidiaries have obtained all governmental (whether domestic or foreign), shareholder and third party consents and approvals and expiration of all applicable waiting or appeal periods necessary or, in the opinion of the Lenders, appropriate in connection with the Revolving Credit Facility and the pledge of the Collateral for the Revolving Credit Facility without any action being taken that could restrain, prevent or impose any material adverse condition on the Borrower, the Subsidiaries (or any of them) or the transactions contemplated hereby or that could seek or threaten any of the foregoing, and no law or regulation or condition shall be applicable which in the judgment of the Lenders could have such effect.

                  (i) There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports to adversely affect the Revolving Credit Facility or that could have a Material Adverse Effect.

                  (j) None of the Borrower and the Subsidiaries shall be in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.02. ALL CREDIT EVENTS. The obligations of the Lenders to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the satisfaction of the conditions that on the date of each Borrowing and on the date of issuance of each Letter of Credit:

                  (a) The Agents shall have received a notice of such Borrowing as required by Section 2.04 or Section 2.11, or a notice requesting the issuance of such Letter of Credit as required by Section 2.23(c), or a notice requesting a Swingline Borrowing as required by Section 2.22(a), as applicable.

                  (b) The representations and warranties set forth in Article III and the representations and warranties of the Borrower and the Subsidiaries set forth in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

                  (c) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding principal amount of the Loans of each Class, the Swingline Exposure and the Letter of Credit Exposure shall not exceed the limitations set forth in Sections 2.02.

                  (d) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing hereunder and each issuance of a Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.02. For purposes of this Section 4.02, a "Borrowing" does not include a conversion or continuation of a previously outstanding Borrowing pursuant to Section 2.11.

         SECTION 4.03. CONDITIONS PRECEDENT TO EXTENSION OF CREDIT FOR FCE ACQUISITION. The obligations of the Lenders to make Loans hereunder, the proceeds of which are used to finance the FCE Acquisition, are subject to the satisfaction of the following conditions on the dated of such Borrowing:

                  (a) all conditions precedent contained in Section 4.01 and
         4.02 of this Amended Agreement shall have been satisfied, in the sole discretion of the Administrative Agent; and

                  (b) the terms and conditions of the Consent Letter dated as of November 19, 1997 among the Agents and the Lenders with respect to the FCE Acquisition shall be true and correct in all respects.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that so long as this Amended Agreement shall remain in effect and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been canceled or have expired, and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

         SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Sections 6.05(a) and
(b).

         (b) The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, leases, privileges, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names and all other intellectual property material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting real property and excluding environmental laws, which are subject to the provisions of Section 5.11) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (subject to ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02. INSURANCE. (a) The Borrower will, and will cause each of the Subsidiaries to, keep its insurable properties fully insured at all times by financially sound and reputable insurers; such insurance to include fire and other risks insured against by extended coverage, public and product liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and business interruption insurance, and maintain such other insurance as may be required by law and as is customary in the industry. The Borrower shall deliver to the Administrative Agent on the Effective Date a report from the Borrower's independent insurance consultant demonstrating that the insurance required by this Section 5.02 is in effect.

         (b) The Borrower will, and will cause each of the Subsidiaries to, on the request of the Agents, deliver original or certified copies of all insurance policies to the Agents.

         (c) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

                  (i) none of the Agents, the Lenders, the Issuing Bank or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this
         Section 5.02, it being understood that (A) the Borrower and the Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders, the Issuing Bank or their agents or employees;

                  (ii) upon the occurrence of an Event of Default, the Borrower will permit an insurance consultant retained by the Agents, at the expense of the Borrower, to review the insurance policies maintained by the Borrower and the Subsidiaries; and

                  (iii) the designation of any form, type or amount of insurance coverage by the Agents or the Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Agents or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties.

         SECTION 5.03. OBLIGATIONS AND TAXES. The Borrower will, and will cause each of the Subsidiaries to, pay all of its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, THAT, such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued and the Borrower shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

         SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. The Borrower will furnish to the Agents and each Lender:

                  (a) as soon as available, and in any event within 105 days after the end of each Fiscal Year (i) its consolidated and consolidating balance sheet and related consolidated and consolidating statements of operations and cash flows, showing the consolidated and consolidating financial position of the Borrower and its Consolidated Subsidiaries as of the close of such Fiscal Year and the consolidated and consolidating results of their operations and cash flows during such year, in each case setting forth in comparative form the figures for the preceding Fiscal Year, with all of the consolidated statements having been audited by a nationally recognized independent public accounting firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied and (ii) copies of its Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the SEC;

                  (b) as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year (i) its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal quarter, the consolidated results of their operations and cash flows during such fiscal quarter and the then elapsed portion of such Fiscal Year and the consolidated cash flows for the then elapsed portion of such Fiscal Year, all certified by one of its Financial Officers as fairly presenting the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and
         (ii) copies of its Quarterly Report on form 10-Q prepared in compliance with the requirements therefore and filed with the SEC;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, an Officer's Certificate of the Borrower certifying that no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                  (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit F hereto, (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.13 and 6.14, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating the Consolidated Pricing Ratio and (iii) stating whether, since the date of the most recent Required Financial Statements previously delivered, there has been any material change in the generally accepted accounting principles applied in the preparation of the Borrower's financial statements and, if so, describing such change;

                  (e) promptly upon their becoming publicly available, copies of all (i) financial statements, reports, notices and proxy statements sent or made available by the Borrower to all of its security holders in compliance with the Exchange Act or any comparable Federal or state laws relating to the disclosure by any person of information to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Borrower with any securities exchange or with the SEC, and (iii) all press releases and other statements made available by the Borrower or its Subsidiaries concerning material developments in the business of the Borrower or any of the Subsidiaries, as the case may be;

                  (f) promptly upon completion, but in any event not later than 45 days after the commencement of each Fiscal Year, a copy of projections by the Borrower of its consolidated balance sheet and related consolidated statements of operations and cash flows for such Fiscal Year (including all material assumptions to such projections) and a budget for such Fiscal Year, all in form customarily prepared by the Borrower's management, such projected financial statements to be accompanied by a certificate of a Financial Officer to the effect that such projected financial statements have been prepared in good faith, based on assumptions that the Borrower believes to be reasonable and based on the best information available to the Borrower and that such Financial Officer has no reason to believe they are misleading in any material respect in light of the circumstances existing at the time of preparation thereof;

                  (g) at least 10 but not more than 30 days prior to any Permitted Acquisition, financial projections covering the period from the date of such Permitted Acquisition through the Revolving Credit Maturity Date giving effect to such Permitted Acquisition and demonstrating compliance by the Borrower on a pro forma basis with the covenants in Article VI from and after the date of, and after giving effect to such Permitted Acquisition through the Revolving Credit Maturity Date (such projections to be certified by a Financial Officer of the Borrower as having been prepared in good faith on the basis of assumptions believed by the Borrower to be reasonable);

                  (h) as soon as available, and in any event within 15 days of receipt, any final management letter issued or provided by the auditors of the Borrower or any Subsidiary; and

                  (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as either Agent or any Lender may reasonably request.

         SECTION 5.05. OTHER INFORMATION. (a) The Borrower will furnish to the Agents prompt written notice of the following:

                  (i) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (ii) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against or affecting the Borrower or any of the Subsidiaries (A) which, if adversely determined, could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) which involves a claim or series of related claims against the Borrower or any Subsidiary in excess of $500,000; PROVIDED, THAT, the Borrower is not required to give written notice of claims fully covered by third party insurance;

                  (iii) all matters materially affecting the value, enforceability or collectibility of any material portion of its assets, including changes to significant contracts, schedules of equipment, changes of significant equipment or real property, the reclamation or repossession of, or the return to the Borrower or any of the Subsidiaries of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, which matters could have a Material Adverse Effect;

                  (iv) any material adverse change in the relationship between any of the Borrower and the Subsidiaries, on the one hand, and any of its respective suppliers, licensors or customers, on the other hand, which could reasonably be expected to have a Material Adverse Effect;

                  (v) all proposed amendments to any material agreement relating to Indebtedness to which the Borrower or any Subsidiary is a party; and

                  (vi) any development that individually or in the aggregate has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

         (b) Immediately upon receipt by the Borrower, the Borrower shall provide the Agents and the Lenders with copies of all notices (including notices of default), statements and financial information received from any other creditor or lessor with respect to any item of Indebtedness which, if not paid, could give rise to an Event of Default or the repossession of material property from the Borrower or any of the Subsidiaries.

         (c) Any notification required by this Section 5.05 shall be accompanied by a certificate of a Financial Officer of the Borrower setting forth the details of the specified events and the action which the Borrower proposes to take with respect thereto.

         SECTION 5.06. ERISA. (a) The Borrower will, and will cause each of the Subsidiaries to, comply in all material respects with the applicable provisions of ERISA and the Code.

         (b) The Borrower will promptly give notice to the Agents and each Lender of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any filing by the Borrower with the PBGC of a notice of intent to terminate a Plan, any receipt by the Borrower of notice from the PBGC of the intention of the PBGC to terminate a Plan or appoint a trustee to administer a Plan, any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Multiemployer Plan; or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Single Employer Plan or Multiemployer Plan.

         SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by either Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested, and to make extracts from and copies of such financial records, and permit any representatives designated by either Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor (with representatives of the Borrower present unless an Event of Default or Default has occurred and is continuing).

         SECTION 5.08. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.

         SECTION 5.09. INTEREST RATE PROTECTION AGREEMENTS. After the Effective Date in the event the Borrower elects to enter into and thereafter maintain in full force and effect Interest Rate Protection Agreements, then such Interest Rate Protection Agreements shall be at rates and on terms reasonably satisfactory to the Agents and the Borrower; PROVIDED, THAT, it is understood and agreed that any Interest Rate Protection Agreement entered into with any person other than a Lender must be unsecured. The Borrower will promptly deliver evidence of the execution and delivery of such Interest Rate Protection Agreements to the Administrative Agent.

         SECTION 5.10. FISCAL YEAR. The Borrower will cause its Fiscal Year to end on August 31 in each year. The Borrower will cause each Subsidiary to cause their respective Fiscal Years to end on the date in each year that is the date of such Subsidiaries' Fiscal Year end in effect as of the Effective Date.

         SECTION 5.11. COMPLIANCE WITH ENVIRONMENTAL LAWS; PREPARATION OF ENVIRONMENTAL REPORTS. (a) The Borrower will, and will cause each Subsidiary to, comply, and use its best efforts to cause all lessees and other persons occupying the properties owned or leased by the Borrower and the Subsidiaries to comply, in all material respects with all environmental laws and environmental permits applicable to its operations and properties except to the extent that the failure to comply therewith could not reasonably be expected to result in liability in excess of $500,000; obtain and renew all material environmental permits necessary for its operations and properties; and conduct any remedial action required under, and in accordance with, environmental laws, except to the extent that: (i) the cost of such remedial action could not reasonably be expected to exceed $500,000; or (ii) the necessity of any such remedial action is being contested in good faith by appropriate proceedings timely instituted and diligently pursued and in the manner provided by applicable law.

         (b) If a Default or Event of Default caused by reason of a breach of
Section 3.17 or 5.11(a) shall have occurred and be continuing, or if the laws of the United States or any state in which the Borrower or any of the Subsidiaries leases or owns property provide that a Lien upon the property of the Borrower or any of the Subsidiaries may be obtained for the removal of Hazardous Materials which have been released, at the request of the Required Lenders through the Administrative Agent, the Borrower will provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the properties which are the subject of such Default or Event of Default prepared by an environmental consulting firm reasonably acceptable to the Agents and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such properties. To the extent any such Hazardous Materials are located therein or thereunder that either (i) subjects a property to Lien or
(ii) requires removal to safeguard the health of any person, the Borrower shall, and shall cause each of the Subsidiaries to, remove, or cause to be removed, such Lien and such Hazardous Materials at the Borrower's expense.

         SECTION 5.12. SUBSIDIARIES. The Borrower shall cause each and every Domestic Subsidiary that is (i) existing as of the Closing Date, to execute and deliver a Guarantee Agreement, Indemnity, Subrogation and Contribution Agreement, Intercompany Note, Pledge Agreement and other Collateral Documents as may be required by the Agents, and (ii) organized or acquired subsequent to the Closing Date, to execute and deliver an Intercompany Note and a Supplemental Agreement immediately upon and contemporaneously with their organization or acquisition. The Borrower will cause each and every Foreign Subsidiary that is existing as of the Closing Date, or organized or is acquired subsequent thereto, to (x) execute and deliver an Intercompany Note in accordance with the terms of
Section 5.14; PROVIDED, THAT, Foreign Subsidiaries that are not Wholly Owned Subsidiaries shall not be required to execute an Intercompany Note unless and until the applicable Foreign Subsidiary incurs Intercompany Indebtedness to the Borrower or a Wholly Owned Subsidiary that is a Domestic Subsidiary, at which time and as a condition to that borrowing, such

Foreign Subsidiary shall execute and deliver an Intercompany Note, and (y) in the event any Foreign Subsidiary borrows funds (as permitted hereunder) in excess of $250,000 from the Borrower or any Domestic Subsidiary, contemporaneously with such borrowing, deliver an opinion of counsel reasonably required by the Agents regarding the enforceability thereof and the Lender's security interest therein. Nothing in this Section 5.12 shall be deemed to imply that any such acquisition or organization of a Subsidiary is permitted under this Amended Agreement.

         SECTION 5.13. FURTHER ASSURANCES. Within 10 days after a request by either of the Agents or the Required Lenders, the Borrower will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements that may be required under applicable law, or that the Required Lenders or the Agents may reasonably request), in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, maintain, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Collateral Documents. Such security interests and Liens will be created under the Collateral Documents and other security agreements, instruments and documents in form and substance satisfactory to the Agents, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Agents shall reasonably request to evidence compliance with this Section 5.13. The Borrower agrees to provide such evidence as the Agents shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         SECTION 5.14. CERTAIN POST-CLOSING COVENANTS. With respect to those Foreign Subsidiaries that are Wholly Owned Subsidiaries and listed on Schedule 5.14, the Borrower agrees to cause such Foreign Subsidiaries to execute and deliver to the Borrower, and then to the Administrative Agent pursuant to the Pledge Agreement, all within 30 days from the Effective Date, Intercompany Notes executed on behalf of such Foreign Subsidiaries. It is understood and agreed that, with respect to any Foreign Subsidiary listed on Schedule 5.14, until the covenants and requirements set forth in this Section 5.14 with respect to such Foreign Subsidiary have been satisfied in full, in the reasonable opinion of the Agents, such Foreign Subsidiary shall not be permitted to incur Intercompany Indebtedness in excess of that permitted pursuant to the Original Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees with each Lender that so long as this Amended Agreement shall remain in effect and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

         SECTION 6.01. INDEBTEDNESS. The Borrower will not, and will not cause or permit any of the Subsidiaries to, incur, create, issue, assume, guarantee or permit to exist any Indebtedness or Disqualified Stock, except:

                  (a) Indebtedness or Disqualified Stock existing on the Effective Date that is set forth in Schedule 6.01 (but not any extension, renewal, increase or refinancing thereof, other than the refinancing of Indebtedness permitted under Section 6.01(d) (i) if such refinancing is within the terms and limits of Section 6.01(d)(i));

                  (b) Indebtedness created and evidenced by the Loan Documents;

                  (c) Intercompany Indebtedness existing on the Effective Date that is set forth on Schedule 6.01, or arising thereafter; PROVIDED, THAT (i) in the case of Intercompany Indebtedness existing on the Effective Date, all such Indebtedness is listed on Schedule 6.01, (ii) in the case of Intercompany Indebtedness arising after the Effective Date, all such Indebtedness is evidenced by Intercompany Notes pledged to the Agents and the Lenders pursuant to the Pledge Agreement and is permitted pursuant to Section 6.04(b); PROVIDED, THAT, the aggregate Intercompany Indebtedness of Foreign Subsidiaries to the Borrower or any Domestic Subsidiary shall not exceed $20,000,000 at any time and, contemporaneously with any loan or advance to a Foreign Subsidiary, if required by the terms of Section 5.12, the Borrower shall deliver or cause to be delivered to the Administrative Agent an opinion of counsel to such Foreign Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent, stating that the applicable Intercompany Note is the valid, binding and enforceable obligation of such Foreign Subsidiary and (iii) Intercompany Indebtedness that is created between Domestic Subsidiaries that are Wholly Owned Subsidiaries is not required to be evidenced by Intercompany Notes; PROVIDED, THAT, such Indebtedness (i) is incurred in good faith, in the ordinary course of business, and for a legitimate company purpose, (ii) is unsecured and (iii) is, by its terms, not assignable, transferrable, sellable, or otherwise pledgeable to any third party;

                  (d) (i) Indebtedness for borrowed money of Foreign Subsidiaries to unrelated third parties (including guarantees with respect thereto by the Borrower or any other Subsidiaries, as long as those guarantees are unsecured (except for Liens on the assets (other than Capital Stock) of the applicable Foreign Subsidiary)) that does not exceed $15,000,000 in an aggregate amount outstanding at any time, (which Indebtedness includes the Indebtedness described in item 4 of Schedule 6.01) and (ii) in the event the Borrower acquires a majority (or more) of the total outstanding Capital Stock of the Indian Affiliate as permitted by Section 6.04(g), then the Indebtedness for borrowed money of the Indian Affiliate existing as of the Effective Date that does not exceed $6,000,000;

                  (e) Indebtedness of the Borrower or any Wholly Owned Subsidiary that is a Domestic Subsidiary to Foreign Subsidiaries; PROVIDED, THAT such Indebtedness is unsecured and is created and outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Obligations secured under the

         Collateral Documents at least to the extent provided in the instrument attached hereto as Exhibit I;

                  (f) Indebtedness owed to any person providing worker's compensation, health, disability or other employee benefits, property, casualty or liability insurance to the Borrower or any Subsidiary, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost or estimated or negotiated amounts of, and shall be incurred only to defer the cost or estimated or negotiated amounts of, such insurance for the applicable insurance period for which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such period (which period shall not extend beyond the date that is two years after the date on which such Indebtedness is incurred);

                  (g) Indebtedness (including Capital Lease Obligations and Purchase Money Indebtedness) issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business and paid in accordance with customary trade terms) in a principal amount at any time outstanding not in excess of $5,000,000 and incurred to finance Capital Expenditures permitted by Section 6.13;

                  (h) Interest Rate Protection Agreements entered into in accordance with Section 5.09;

                  (i) Indebtedness for advances permitted by Sections 6.04(d);

                  (j) Indebtedness issued to a seller or assumed as the deferred purchase price of a person (or to which the acquired person is subject), business or asset in connection with a Permitted Acquisition pursuant to Section 6.04(g); PROVIDED, THAT (i) such Indebtedness is not secured by a Lien on any assets other than assets acquired in such Permitted Acquisition, (ii) any Indebtedness issued or assumed pursuant to this Section 6.01(j) may not be refinanced in any manner except with Revolving Loans and (iii) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $10,000,000;

                  (k) Indebtedness from one Wholly Owned Foreign Subsidiary to another Wholly Owned Foreign Subsidiary; PROVIDED, THAT, such Indebtedness (i) is incurred in good faith, in the ordinary course of business, and for a legitimate company purpose, (ii) is unsecured and
         (iii) is, by its terms, not assignable, transferrable, sellable, or otherwise pledgeable to any third party;

                  (l) Indebtedness of Foreign Subsidiaries pursuant to foreign currency hedge contracts entered into in the ordinary course of business;

                  (m) Indebtedness of Glasteel Parts and Services, Inc. that exists solely as a result of their general partnership interest in Universal Glasteel Equipment, an Ohio general partnership ("UGE") resulting from Indebtedness for borrowed money incurred by UGE for the purpose of making a loan to Galeglass, Inc. (or an Affiliate thereof) in an amount not to exceed $2,000,000;

                  (n) Indebtedness of Suzhou Pfaudler to the Borrower or a Domestic Subsidiary in an aggregate principal amount not to exceed $1,100,000; PROVIDED, THAT (i) such Indebtedness is evidenced by a promissory note and other documents and instruments that are in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, and (ii) such note and any liens and security interests granted by Suzhou Pfaudler to the Borrower (or applicable Domestic Subsidiary) to collateralize such Indebtedness are assigned to the Lenders pursuant to the terms of the Collateral Documents; and

                  (o) Indebtedness of (i) RMG in an aggregate principal amount not to exceed $27,000,000 that is collateralized by an ABN AMRO Foreign Currency Letter of Credit, (ii) the German Subsidiary in an aggregate principal amount not to exceed $6,000,000 that is collateralized by an ABN AMRO Foreign Currency Letter of Credit, (iii) the UK Subsidiary in an aggregate principal amount not to exceed $13,000,000 that is collateralized by an ABN AMRO Foreign Currency Letter of Credit; and
         (iv) the Canadian Subsidiary in an aggregate principal amount not to exceed $500,000 that is collateralized by an ABN AMRO Foreign Currency Letter of Credit; PROVIDED, THAT, in each case, such Indebtedness shall be unsecured.

         SECTION 6.02. NEGATIVE PLEDGE. The Borrower will not, and will not cause or permit any of the Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including Capital Stock or other securities of any Subsidiary or other person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens existing on the Effective Date and that are set forth in Schedule 6.02, provided that such Liens secure only those obligations which they secure on the Effective Date;

                  (b) Liens in favor of the Administrative Agent on behalf of the Secured Parties created by the Collateral Documents;

                  (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (d) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 5.03;

                  (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) zoning restrictions, easements, rights-of-way and restrictions on use of real property existing as of the Effective Date or incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

                  (h) unperfected Liens arising by operation of law under
         Article 2 of the Uniform Commercial Code in favor of unpaid sellers or prepaying buyers of goods relating to amounts that are not past due in accordance with their respective terms of sale;

                  (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; PROVIDED, THAT (i) such security interests secure Indebtedness permitted by Section 6.01(g), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or completion of construction), (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or completion of construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

                  (j) leases or subleases which are entered into in the ordinary course of the business and which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or its Subsidiaries;

                  (k) Liens existing on any asset (other than Capital Stock) acquired in a Permitted Acquisition or on the assets (other than Capital Stock) of any person acquired in a Permitted Acquisition; PROVIDED, THAT, (i) the Indebtedness secured by any such Lien is permitted under Section 6.01(j), (ii) any such Lien is created at the time of completion of the Permitted Acquisition, (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of the asset acquired at the time of the Permitted Acquisition and (iv) such Liens are confined solely to the asset acquired (or assets of the person acquired) and do not apply to any other asset of the Borrower or any Subsidiary; and

                  (l) Liens on assets (other than Capital Stock) of Foreign Subsidiaries securing Indebtedness or guarantees permitted under
         Section 6.01(d).

         SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. The Borrower will not, and will not cause or permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; PROVIDED, THAT, the Borrower may enter into such a transaction if, and only if, a legitimate tax purpose exists for such transaction and the aggregate fair market value of the assets that are the subject of such transaction or transactions does not exceed $5,000,000 at any one time.

         SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. The Borrower will not, and will not cause or permit any of the Subsidiaries to, purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans, extensions of credit or advances to, make guarantees in favor of, or make or permit to exist any other investment, capital contribution or other interest in, any other person, except:

                  (a) (i) equity investments existing on the Effective Date by the Borrower in the Subsidiaries and listed on Schedule 6.04, (ii) contributions of equity made after the Effective Date to Wholly Owned Subsidiaries of the Borrower that do not exceed $1,000,000 in the aggregate during any Fiscal Year, as long as such contributions are not made for the purpose of funding an acquisition not otherwise permitted hereunder, and (iii) treasury stock held by the Borrower and its Subsidiaries on the Effective Date and listed on Schedule 6.04 or acquired by the Borrower or a Subsidiary as permitted pursuant to
         Section 6.06(a);

                  (b) loans and advances made after the Effective Date by the Borrower or any Wholly Owned Subsidiary that is a Domestic Subsidiary to any Subsidiary or the Borrower; PROVIDED, THAT, any such loan or advance (i) is evidenced by an Intercompany Note pledged and delivered to the Administrative Agent on behalf of the Secured Parties pursuant to the Pledge Agreement (other than as excepted in clause (iii) of Section 6.01(c)), and (ii) is otherwise permitted pursuant to Section 6.01(c);

                  (c) trade accounts receivable (and related notes and instruments) arising in the ordinary course of business consistent with past practices;

                  (d) (i) advances to employees for home-swing loans and moving and travel expenses in the ordinary course of business consistent with past practices, and guarantees by the Borrower in connection with home-swing loans of third parties to employees, that, in the aggregate, do not exceed $1,000,000 at any one time outstanding and (ii) loans to executive officers of the Borrower to assist in the payment of taxes resulting from an election made under Section 83(b) of the Code which shall not exceed $500,000 in the aggregate at any one time outstanding;

                  (e)      Cash Equivalents;

                  (f) securities held by the Borrower or any of the Subsidiaries prior to the Effective Date and listed in Schedule 6.04;

                  (g) (i) the FCE Acquisition and (ii) one or more non-hostile acquisitions by the Borrower or any Qualified Acquisition Subsidiary of assets or Capital Stock (other than Margin Stock) of any other person (such assets, in the case of an asset acquisition, or person, in the case of the acquisition of Capital Stock, is referred to herein as the "ACQUIRED ENTITY") so long as (A) in the case of an acquisition of assets, such assets are to be used, and in the case of an acquisition of Capital Stock, the person so acquired is engaged, in a business generally considered to be a part of the fluids management industry,
         (B) the Borrower shall have provided the Lenders with the financial projections required by Section 5.04(g) and such other information as the Lenders shall reasonably request, (C) on the date of such acquisition and immediately after giving effect thereto, the representations and warranties set forth in Article III shall be true and correct in all material respects with the same effect as though made on and as of such date and no Default or Event of Default shall exist, (D) the Consolidated Leverage Ratio shall not exceed 3.75 to
         1.00 calculated on a pro forma basis, (E) the Consolidated Fixed Charge Coverage Ratio shall not be less than 2.00 to 1.00 calculated on a pro forma basis, (F) in the case of an acquisition of Capital Stock of a person, then simultaneously with any such acquisition, the Administrative Agent for the benefit of the Secured Parties shall be granted (I) in the case of a person organized under the laws of the United States, any State thereof or the District of Columbia, a first priority security interest in all of such Capital Stock acquired by the Borrower or any Qualified Acquisition Subsidiary as part of such acquisition, and (II) in the case of a person organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, that will be acquired directly by the Borrower or a Domestic Subsidiary, a first priority security interest in 65% of all of the Capital Stock of the person so acquired, and in all cases the Borrower shall, and shall cause any applicable Subsidiary to, execute any documents (including a Supplemental Agreement, Intercompany Note, financing statements and other Collateral Documents) and take all action (including filing financing statements and obtaining and providing consents, and legal opinions) that may be required under applicable law, or that the Agents may request, in order to grant, preserve, protect and perfect such security interest, (G) in the case of an acquisition of Capital Stock of a person, the Borrower acquires directly or indirectly 100% of the Capital Stock of such person; PROVIDED, THAT, with respect to the Indian Affiliate, the Borrower may acquire less than all but at least a majority interest in the Indian Subsidiary for a total aggregate consideration not to exceed $10,000,000, and (H) except with respect to the FCE Acquisition, the aggregate Fair Market Value of consideration, whether payable upon consummation thereof or in the form of earn-outs, non-competes or other deferred payment arrangements, for all such acquisitions made during any Fiscal Year, including cash, securities, other property and the assumption of Indebtedness (if permitted), shall not exceed the difference between (I) the greater of (x) $25,000,000 or (y) 20% of the Borrower's Consolidated Net Worth as of the end of the preceding Fiscal Year, and (II) the amount of any Indebtedness incurred as permitted pursuant to Section 6.01(j) that remains outstanding at the time of determination (any acquisition satisfying each of the criteria set forth in the preceding clauses (i) and (ii) being referred to herein as a "PERMITTED ACQUISITION");

                  (h) loans and advances made after the Effective Date by (i) any Foreign Subsidiaries to the Borrower or any Wholly Owned Subsidiary that is a Domestic Subsidiary that are permitted pursuant to Section 6.01(e) and (ii) any Wholly Owned Foreign Subsidiary to another Wholly Owned Foreign Subsidiary that are permitted pursuant to Section 6.01(k);

                  (i) loans to any Affiliate of the Borrower or its Subsidiaries; PROVIDED, THAT, (i) such loans do not exceed an aggregate amount equal to $1,000,000 at any one time outstanding, and (ii) all such loans are evidenced by Intercompany Notes pledged to the Agents and the Lenders pursuant to the Pledge Agreement; and

                  (j) a contribution of assets to the Borrower or any Wholly Owned Subsidiary that is a Domestic Subsidiary to the extent permitted by Section 6.05(g).

         SECTION 6.05. MERGERS, CONSOLIDATIONS, DISPOSITIONS AND ACQUISITIONS. The Borrower will not, and will not cause or permit any of the Subsidiaries to,
(i) merge into or consolidate with any other person, (ii) permit any other person to merge into or consolidate with it, (iii) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired)
(iv) issue, sell, transfer, lease or otherwise dispose of any Capital Stock of any Subsidiary to, or permit any Subsidiary to accept any capital contribution from, any person, or (v) purchase, lease or acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that:

                  (a) any Foreign Subsidiary may be merged, liquidated or consolidated with or into another Foreign Subsidiary if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes a Default or Event of Default;

                  (b) any Subsidiary may be merged, liquidated or consolidated with or into the Borrower or any Domestic Subsidiary that is a Wholly Owned Subsidiary if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes a Default or Event of Default and the Borrower or such Domestic Subsidiary, as applicable, is the surviving entity;

                  (c) the Borrower and any of the Subsidiaries may sell inventory in the ordinary course of business for fair value and on an arm's-length basis (and as may be permitted pursuant to Section 6.10) and may purchase inventory in the ordinary course of business;

                  (d) the Borrower and any of the Subsidiaries may sell damaged, worn out or obsolete tangible assets or scrap in the ordinary course of business and in a commercially reasonable manner, so long as the Net Cash Proceeds of any such disposition are applied as required by
         Section 2.12(d);

                  (e) the foregoing shall not be deemed violated by any casualty or condemnation affecting assets of the Borrower or any Subsidiary, so long as (i) the Borrower or its applicable Subsidiary reinvests the Net Cash Proceeds of any such casualty of condemnation within 270 days of the date of such casualty or condemnation (or if the Required Lenders agree to a longer period, such longer period) in assets of a like kind and character to those that were destroyed or taken or (ii) if the Borrower or its applicable Subsidiary does not reinvest the Net Cash Proceeds of any such casualty or condemnation as provided in the preceding clause (i) within the period provided in clause (i), the Net Cash Proceeds thereof are immediately applied as required by Section 2.12(d);

                  (f) the Borrower and any of the Subsidiaries may sell, lease, transfer, assign or dispose of assets to any other person to the extent that the aggregate Net Cash Proceeds from such sale, lease, transfer, assignment or other disposition to such person do not exceed $500,000, so long as (I) the fair market value of all property disposed of pursuant to this clause (f) does not exceed $2,000,000 in the aggregate in any Fiscal Year and (II) the Net Cash Proceeds of any such disposition are applied as required by Section 2.12(d);

                  (g) any of the Subsidiaries may transfer assets consisting of plant, property and equipment (in accordance with GAAP) to the Borrower or any Wholly Owned Subsidiary which is a Domestic Subsidiary;

                  (h) the Borrower or a Qualified Acquisition Subsidiary may make Permitted Acquisitions to the extent permitted by Section 6.04(g);

                  (i) the Borrower may make equity contributions to Wholly Owned Subsidiaries to the extent permitted by Section 6.04(a)(ii);

                  (j) the Borrower and the Subsidiaries may make Capital Expenditures to the extent permitted by Section 6.13;

                  (k) the Borrower and any applicable Subsidiary may acquire the Capital Stock of the Borrower or the Subsidiaries to the extent permitted by Section 6.06(a); and

                  (l) a non-Wholly owned Foreign Subsidiary may issue Capital Stock to third parties as long as (i) the proceeds thereof are used for working capital purposes of such Subsidiary or to finance the acquisition of capital assets in the ordinary course of business; and
         (ii) the issuer remains a majority-owned Subsidiary of the Borrower after the issuance of such Capital Stock.

         SECTION 6.06. DIVIDENDS, DISTRIBUTIONS AND OTHER RESTRICTED PAYMENTS.
(a) The Borrower will not, and will not cause or permit any of the Subsidiaries to, (i) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise and including any tax sharing or indemnification payments), whether in cash, property, securities or a combination thereof, with respect to any Capital Stock of the

Borrower or any of the Subsidiaries, (ii) except as expressly permitted pursuant to Section 6.06(b) below and except for Capital Stock reacquired by the Borrower in connection with the exercise of stock options granted pursuant to employee or director stock option plans of the Borrower or in connection with withholding taxes due under any stock plan in which employees or directors participate, directly or indirectly redeem, purchase, retire or otherwise acquire for value, any Capital Stock of the Borrower or any of the Subsidiaries, whether such acquisition is made at the option of the Borrower or such Subsidiary or at the option of the holder of such Capital Stock and whether or not such acquisition is required under the terms and conditions applicable to such Capital Stock or set aside any amount for any such purpose, (iii) release, cancel, compromise or forgive in whole or in part any Indebtedness evidenced by the Intercompany Notes or (iv) directly or indirectly redeem, purchase, prepay, retire, defease or otherwise acquire for value any Indebtedness (other than Obligations), whether such acquisition is made at the option of the Borrower or such Subsidiary or at the option of the holder of such Indebtedness and whether or not such acquisition is required under the terms and conditions applicable to such Indebtedness, or set aside any amount for any such purpose, except for repayments of principal of any such Indebtedness in accordance with the scheduled amortization thereof; PROVIDED, THAT (x) any Subsidiary may declare and pay dividends or make other distributions to the Borrower or any Wholly Owned Subsidiary and (y) as long as no Event of Default then exists, the Borrower may pay cash dividends to the holders of its Capital Stock and repurchase or redeem Capital Stock of the Borrower in each Fiscal Year of the Borrower that do not exceed the greater of (x) twenty percent (20%) of the Borrower's Consolidated Net Income for the preceding Fiscal Year or (y) $2,500,000.

         (b) In connection with a Permitted Acquisition in which Capital Stock of the Borrower is to be issued as all or part of the consideration therefor, the Borrower or a Restricted Subsidiary may repurchase a number of shares of the Capital Stock of Borrower which is not greater than the number of shares of Borrower's Capital Stock issued or to be issued in connection with the Permitted Acquisition so long as: (i) all of such Capital Stock is repurchased during the fiscal quarter of Borrower in which the Permitted Acquisition occurs, and (ii) the aggregate consideration paid for the Capital Stock so repurchased, together with all other consideration paid in such Permitted Acquisition (other than consideration consisting of a number of shares of Borrower's Capital Stock not greater than the number of shares so repurchased) does not exceed the amount permitted by Section 6.04(g); PROVIDED, THAT, any such repurchase of Capital Stock of the Borrower in connection with a Permitted Acquisition that is not completed must otherwise be permitted under Section 6.06(a).

         SECTION 6.07. IMPAIRMENT OF SECURITY INTERESTS. The Borrower will not, and will not permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Administrative Agent on behalf of the Secured Parties with respect to the Collateral, and the Borrower will not, and will not permit any of the Subsidiaries to, grant to any person (other than the Administrative Agent on behalf of the Secured Parties pursuant to the Loan Documents) any interest whatsoever in the Collateral.

         SECTION 6.08. LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS, ETC. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction or any restriction in its articles of incorporation (except restrictions imposed by state law), By-laws or comparable governing instruments on the ability of any Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, or pay any indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) except in agreements entered into in connection with a transaction permitted by Section 6.02(i), transfer any of its properties or assets to the Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest or in any other contract governing a contract right which in the ordinary course of business is not assignable or (ii) this Amended Agreement and the Collateral Documents.

         SECTION 6.09. NO OTHER NEGATIVE PLEDGES. The Borrower will not, and will not cause or permit any of the Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured, except for this Amended Agreement and except in agreements entered into in connection with a transaction permitted by Section 6.02(i), Section 6.02(l) or Section 6.01(o).

         SECTION 6.10. TRANSACTIONS WITH AFFILIATES AND SHAREHOLDERS. The Borrower will not, and will not cause or permit any of the Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise enter into or maintain any other transactions with, any Affiliate of the Borrower or any of the Shareholders, except that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may enter into any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions that are
(i) set forth in writing and (ii) as favorable to the Borrower or such Subsidiary as would be obtainable at the time in a comparable transaction on an arm's-length basis from an unrelated third party. The provisions of this Section
6.10 shall not prohibit (A) any payment expressly permitted under Section 6.04 or 6.06, (B) any transaction entered into and maintained among the Borrower and any Restricted Subsidiaries or among Restricted Subsidiaries and (C) payment of compensation to employees and directors in the ordinary course of business. Notwithstanding the foregoing, (x) the Borrower and the Subsidiaries may engage in transactions on a non-arm's-length basis in connection with "beachhead" pricing in new markets as long as such transactions are permitted by the rules and regulations regarding international transfer pricing set forth in the Internal Revenue Code, and (y) except as required by other provisions of this Amended Agreement, permitted transactions between Subsidiaries are not required to be in writing.

         SECTION 6.11. BUSINESS OF BORROWER AND SUBSIDIARIES. (a) The Borrower will not, and will not cause or permit any of the Subsidiaries to, engage at any time in any business or business activity other than the businesses conducted by it on the Closing Date, other businesses generally considered to be a part of the fluids management industries and business activities reasonably incidental thereto.

         (b) The Borrower will not own, form or acquire any subsidiaries other than (i) Subsidiaries existing on the Effective Date as set forth on Schedule
3.08 and (ii) subsidiaries expressly permitted to be owned, formed, or acquired by the terms of this Amended Agreement.

         SECTION 6.12. CERTAIN AMENDMENTS. The Borrower will not, and will not cause or permit any of the Subsidiaries to, enter into any amendment, modification or waiver of (a) the Certificate of Incorporation or By-laws or comparable governing instruments of the Borrower or any of the Subsidiaries as in effect on the Effective Date, other than amendments, modifications and waivers which are not, individually or in the aggregate, adverse in any material respect to the rights or interests of the Lenders, or (b) the Subordinated Notes.

         SECTION 6.13. CAPITAL EXPENDITURES. The Borrower will not permit the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries taken as a whole in any Fiscal Year to exceed the sum of (i) $40,000,000, plus (ii) the amount, if any, by which Capital Expenditures for the previous Fiscal Year (other than any Fiscal Year prior to the 1997 Fiscal Year), are less than $40,000,000.

         SECTION 6.14.  FINANCIAL COVENANTS.

                  (a) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Reference Period to be less than 2.00 to 1.00 at any time during the term of this Amended Agreement.

                  (b) CONSOLIDATED LEVERAGE RATIO. The Borrower will not permit the Consolidated Leverage Ratio for any Reference Period to exceed 3.75 to 1.00 at any time during the term of this Amended Agreement.

                  (c) MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit its Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower to be less than the Minimum Compliance Level at any time during the term of this Amended Agreement. The "Minimum Compliance Level" shall be $94,054,000 as of August 31, 1997 and shall be increased as of the last day of each fiscal quarter of the Borrower ending after the Effective Date by an amount equal to the sum of (a) 50% of Consolidated Net Income (if positive) for such fiscal quarter and (b) 100% of the Net Cash Proceeds of the issuance of any Capital Stock of the Borrower or any Subsidiary; PROVIDED, THAT, nothing in this paragraph shall be construed to permit the issuance of any such Capital Stock. It is understood that the first increase in the Minimum Compliance Level pursuant to the foregoing provisions shall be determined as of the Borrower's fiscal quarter ending November 30, 1997. The foregoing increases in the Minimum Compliance Level shall be fully cumulative and no reduction in the Minimum Compliance Level shall be made to reflect negative Consolidated Net Income for any period.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  In case of the happening of any of the following events (each an "EVENT OF DEFAULT" and collectively the "EVENTS OF DEFAULT"):

                  (a) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of a Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (c) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08, 5.09, 5.10, 5.12,
         5.13 or 5.14 or in Article VI;

                  (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained herein and in any other Loan Document (other than those specified in paragraph (a), (b) or (c) above) and such default shall continue unremedied for a period of 30 days after such default becomes known to a Responsible Officer of the Borrower or such Subsidiary;

                  (e) any representation or warranty made or deemed made in any Loan Document or the extensions of credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness in excess of $4,000,000 if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, with or without the giving of notice or the lapse of time or both, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or for a substantial part of its property or assets, or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

                  (j) (i) any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the termination, reorganization or insolvency of (within the meaning of such terms as used in ERISA), a Multiemployer Plan or

         (vi) any other event or condition shall occur or exist with respect to a Plan; and, in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $2,500,000 or require payments by the Borrower and the Subsidiaries exceeding $1,000,000 in any year;

                  (k) any Lien purported to be created by any Collateral Document shall cease to be, or shall for any reason be asserted by the Borrower or any Subsidiary not to be, a valid, perfected, first priority Lien on the securities, properties or assets covered thereby, except as priority may be affected by Liens permitted under Section
         6.02 and except for releases of Collateral in accordance with all applicable provisions of this Amended Agreement and the Collateral Documents;

                  (l) any Loan Document or any material provision of any Loan Document shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part, or shall be asserted by the Borrower or any Subsidiary not to be, in full force and effect and enforceable in accordance with its terms;

                  (m) any adverse change in the material agreements or relationships of the Borrower and the Subsidiaries shall occur and such event or condition, together with all other such events or conditions, if any, could, in light of all the then existing circumstances, reasonably be expected to result in net losses, claims or actions (after tax) to which the Borrower or its Subsidiaries are or may become subject (with or without the passage of time) in an amount equal to or greater than the greater of (i) $10,000,000 or (ii) 7% of the Borrower's Consolidated Net Worth;

                  (n) any material intellectual property or any material license relating thereto shall be invalid or unenforceable in whole or in part or shall for any reason not be in full force and effect and enforceable by the Borrower and the Subsidiaries or shall infringe the rights of any other person or any other adverse change in the material intellectual property rights of the Borrower and the Subsidiaries shall occur and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (o) either (i) the Borrower or any Subsidiary shall be liable, whether directly, indirectly through required indemnification of any person or otherwise, for the costs of investigation and/or remediation of any Hazardous Material originating from or affecting property or properties, whether or not owned, leased or operated by the Borrower or any Subsidiary, which liability, together with all other such liabilities, could reasonably be expected to exceed $10,000,000 or require payments exceeding $3,000,000 in any year or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that could reasonably be expected to be determined adversely to the Borrower or any Subsidiary and, on the basis of such a determination, to have a Material Adverse Effect; or

                  (p) there shall occur (i) any Change of Control (as defined in this Amended Agreement) or (ii) any change of control as contemplated by any of the Subordinated Notes;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, take one or more of the following actions, at the same or different times: (i) by notice to the Borrower terminate the Commitments and they shall immediately terminate; (ii) by notice to the Borrower declare the Loans then outstanding to be forthwith due and payable (in whole or, in the sole discretion of the Required Lenders, from time to time in part, provided that any such partial acceleration shall be made pro rata based on the outstanding principal amount of Loans of each Class), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall thereupon become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iii) require cash collateral as contemplated by Section 2.23(k) in an amount not exceeding the Letter of Credit Exposure; (iv) exercise any remedies available under the Guarantee Agreement, the Collateral Documents or otherwise; or (v) any combination of the foregoing; PROVIDED, THAT, in the case of (A) any of the Events of Default with respect to the Borrower described in paragraph (g) or (h) above or (B) the Event of Default specified in paragraph (p) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                           THE AGENTS AND ISSUING BANK

         SECTION 8.01. APPOINTMENT AND AUTHORIZATION. (a) Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably appoints and authorizes each of the Agents and the Issuing Bank to take such actions as agent on behalf of such Lender or holder and to exercise such powers as are specifically delegated to such Agent or the Issuing Bank, as the case may be, by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         (b) The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, and hereby agrees (in the case of clause (ii) below, at the direction of the Required Lenders), (i) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (ii) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Amended Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; (iii) to give notice to the Lenders of any Event of Default specified in this Amended Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (iv) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Amended Agreement as received by the Administrative Agent.

         SECTION 8.02. LIABILITY OF AGENTS. Neither the Agents, the Issuing Bank, nor any of their respective directors, officers, employees or agents, shall be liable as such for any action taken or omitted to be taken by any of them, except for such party's own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Subsidiary of any of the terms, conditions, covenants or agreements contained in any Loan Document. Neither the Agents nor the Issuing Bank shall be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Amended Agreement, the Notes or any other Loan Documents or other instruments or agreements. Each of the Administrative Agent and the Issuing Bank may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. Each of the Agents and the Issuing Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. The Agents, the Issuing Bank and the Required Lenders shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents, the Issuing Bank nor any of their respective directors, officers, employees or agents, shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any Subsidiary of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agents and the Issuing Bank may execute any and all duties hereunder by or through agents or employees, shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         SECTION 8.03. ACTION BY AGENTS. The Lenders hereby acknowledge that neither the Agents nor the Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Amended Agreement unless it shall be requested in writing to do so by the Required Lenders. The obligations of the Agents and the Issuing Bank under the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly required pursuant to Article VII.

         SECTION 8.04. SUCCESSOR AGENTS. Subject to the appointment and acceptance of a successor Agent, the Agents and the Issuing Bank (except, in the case of the Issuing Bank, in respect of Letters of Credit issued by it) may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor subject to approval by the Borrower (which shall not be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the retiring Agent or Issuing Bank, as the case may be, gives notice of its resignation, then the retiring Agent or Issuing Bank, as the case may be, on behalf of the Lenders, shall appoint a successor Agent or Issuing Bank, as applicable, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as an Agent or Issuing Bank, as the case may be, hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations hereunder. After the resignation of an Agent or the Issuing Bank, as the case may be, hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent or Issuing Bank.

         SECTION 8.05. AGENT AND AFFILIATE. With respect to the Loans made by it hereunder, the Letters of Credit issued by it hereunder and the Notes issued to it, the Agents and the Issuing Bank, each in its individual capacity and not as an Agent or the Issuing Bank, as the case may be, shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent or the Issuing Bank. The Agents and the Issuing Bank (and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business and transactions with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent or the Issuing Bank (or such Affiliate thereof).

         SECTION 8.06. INDEMNIFICATION. Each Lender agrees (a) to reimburse each of the Agents and the Issuing Bank, on demand, in the amount of its pro rata share (as determined under Section 2.17) of any expenses incurred for the benefit of the Lenders by such Agent or the Issuing Bank, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each of the Agents, the Issuing Bank and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent or the Issuing Bank, as the case may be, or any of them in any way relating to or arising out of this Amended Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Amended Agreement or any other such Loan Document, to the extent the same shall not have been reimbursed by the Borrower; PROVIDED, THAT, no Lender shall be liable to any Agent or the Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent, the Issuing Bank or any of their respective directors, officers, employees or agents.

         SECTION 8.07. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amended Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Amended Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

                  (a) if to the Borrower, to it at 1400 Kettering Tower, Dayton, Ohio 45423, Attention of Stephen R. Ley (Telecopy No. (937) 225-3354), with a copy to Thompson Hine & Flory LLP, 2000 Courthouse Plaza, N.E., P.O. Box 8801, Dayton, Ohio 45401-8801, Attention of David A. Neuhardt, Esq. (Telecopy No:
         (937) 443-6635);

                  (b) if to the Administrative Agent or the Issuing Bank, to it at Kettering Tower, 40 North Main Street, 3rd Floor, Dayton, Ohio 45423, Attention of Mr. Paul A. Harris (Telecopy No. (513) 449-4885), with a copy to Banc One Corporation, Legal Department, 100 East Broad Street, Columbus, Ohio 43215, Attention of David Raybuck, Esq. (Telecopy No. (614) 248-4189);

                  (c) if to the Syndication Agent, to it at (i) NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention of Mr. Philip S. Durand (Telecopy No: (704) 388-0960), and (ii) NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention of Mr. Daniel Montgomery (Telecopy No: (704) 388-9441), with a copy to Fennebresque, Clark, Swindell & Hay, at NationsBank Corporate Center, 100 North Tryon Street, Suite 2900, Charlotte, North Carolina 28202-4011, Attention of Marvin L. Rogers, Esq. (Telecopy No. (704) 347-3838); and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01(a), or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Amended Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01. In all events, notice shall be deemed effective immediately upon refusal of delivery thereof irrespective of the method of such delivery.

         SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Amended Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Agents and the Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders, the Agents or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Fee, any Letter of Credit Disbursement or any other amount payable under this Amended Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Section 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document or any investigation made by or on behalf of the Agent, the Issuing Bank or any Lender.

         SECTION 9.03. BINDING EFFECT. This Amended Agreement shall become effective on the Effective Date.

         SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) All covenants, promises and agreements by or on behalf of the Borrower, the Agents, the Issuing Bank or the Lenders that are contained in this Amended Agreement shall be binding upon and inure to the benefit of their respective permitted successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Amended Agreement (including all or a portion of its Commitments, the Loans at the time owing to it, the Notes held by it and the participations in Letters of Credit held by it) to other financial institutions; PROVIDED, THAT, the Borrower (unless an Event of Default shall have occurred and be continuing), the Agents and, in the case of an assignment of a Revolving Credit Commitment, the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld). No Lender shall assign to any financial institution other than an existing Lender, a Commitment in an amount less than $10,000,000; PROVIDED, THAT, a Lender may assign Commitments to a financial institution in amounts less than $10,000,000 as long as (i) no Commitments are assigned in amounts less than $5,000,000, (ii) any Lender desiring to assign Commitments in amounts less that $10,000,000 shall first notify the Borrower and the Agents at which time the Borrower shall have 30 days to identify a financial institution of its choice willing to assume the Commitments to be assigned by such Lender (which financial institution shall be reasonably acceptable to the Agents) and (iii) after such assignment is made, no Lender shall hold less than $5,000,000 in total Commitments. The parties to each such assignment (including, but not limited to, an assignment by a Lender to another Lender) shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and the assignee, if it shall not be a Lender or an Affiliate thereof, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Amended Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Amended Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Amended Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account to the effective date of the Assignment and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim arising in respect of any action by the assigning Lender; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Amended Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Amended Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Amended Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;
(iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Amended Agreement and the other Loan Documents, together with copies of the most recent Required Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently, and without reliance upon the Agents, the Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Amended Agreement; (vi) such assignee appoints and authorizes the Agents and the Issuing Bank to exercise such powers under this Amended Agreement as are delegated to such party by the terms hereof, together with such powers as are reasonably incidental hereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Amended Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at one of its offices in Dayton, Ohio (or such other reasonable location as the Administrative Agent may select with prompt notice to the Lenders), a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agents and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Amended Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder or shall be an Affiliate of a Lender), the processing and recordation fee referred to in Section 9.04(b) and, if required, the written consent of the Borrower, the Agents and the Issuing Bank to such assignment, the Administrative Agent shall
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuing Bank, the Syndication Agent, the Lenders and the Borrower. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in a principal amount equal to the applicable portion thereof (and the corresponding Commitment, if any) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any portion of such Note or Notes (and such Commitment, if any), a new Note or Notes payable to the order of such assigning Lender in a principal amount equal to the applicable portion of such Note or Notes (and such Commitment, if any) retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Note or Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibits A-1 and A-2 hereto, as applicable. Canceled Notes shall be returned to the Borrower.

         (f) Each Lender may, without the consent of the Borrower, the Agents or the Issuing Bank, sell participations in all or a portion of its rights and obligations under this Amended Agreement (including all or a portion of its Commitment, the Loans owing to it, the Notes held by it and the participations in Letters of Credit held by it) to one or more participants; PROVIDED, THAT, (i) such Lender's obligations under this Amended Agreement shall remain unchanged, (ii) the sum of (A) the principal amount of the outstanding Loans subject to such participation and (B) the unused amount of the Commitments of the Lender subject to such participation shall be not less than the lesser of (I) $5,000,000 and (II) the entire remaining amount of the outstanding Loans and unused Commitments of such Lender, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the benefit of the cost protection and indemnity provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders (except that no participant shall be entitled to claim any amount greater than its pro rata share of the amount that could have been claimed by the Lender from which it acquired its participation) and (v) the Borrower, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with the Lender from which the participant acquired its interest in connection with such Lender's rights and obligations under this Amended Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Amended Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of the Subsidiaries furnished to such Lender by or on behalf of the Borrower or any of the Subsidiaries; PROVIDED, THAT, prior to any such disclosure of non-public information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such information.

         (h) Assignments and participations pursuant to this Section 9.04 need not be pro rata among the Revolving Credit Facility.

         (i) Any Lender may at any time assign all or any portion of its rights under this Amended Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; PROVIDED, THAT, no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

         (j) The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise). Any purported assignment or delegation in violation of the foregoing shall be void.

         SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by any Agent, NMSI or the Issuing Bank in connection with the preparation, execution and administration of this Amended Agreement and the other Loan Documents, the syndication or closing of the Revolving Credit Facility, the administration of the Revolving Credit Facility or any amendment, modification or waiver of the provisions hereof or thereof and the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by any Agent, NMSI, the Issuing Bank or any Lender in connection with the enforcement or protection of the rights of the Agents, the Issuing Bank and the Lenders under this Amended Agreement and the other Loan Documents or in connection with the Loans made, the Notes issued hereunder or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of (i) Fennebresque, Clark, Swindell & Hay, counsel for the Syndication Agent, and the allocated cost of in-house counsel to the Administrative Agent, (ii) any third party consultants retained with the Borrower's consent, which consent will not be unreasonably withheld, to assist the Agents in analyzing any environmental, insurance, solvency-related and other due diligence issues and (iii) in connection with any such enforcement or protection (including any workout or restructuring or any negotiations relating thereto), any other counsel for any Agent, the Issuing Bank or any Lender (including the allocated internal fees and expenses of any in-house staff counsel).

         (b) The Borrower agrees to indemnify each of the Agents, NMSI, the Issuing Bank, the Affiliates of any Agent, the Lenders, and their respective directors, officers, employees, agents and Controlling persons (each, an "INDEMNIFIED PARTY") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) the Revolving Credit Facility, (ii) the execution or delivery of the Original Credit Agreement, this Amended Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder and the other transactions contemplated hereby and thereby, (iii) the use of the Letters of Credit or the proceeds of the Loans or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(b) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

         (c) The Borrower agrees to indemnify each of the Agents, NMSI, the Issuing Bank, the Lenders and the other Indemnified Parties from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) any Federal, state, local or other statute, ordinance, order, judgment, ruling or regulation relating to environmental pollution, regulation or control affecting the Borrower, any Subsidiary or its properties or assets,
(ii) any Hazardous Materials managed by the Borrower or any Subsidiary, (iii) any event, condition or circumstance involving environmental protection, pollution, regulation or control affecting the Borrower or any Subsidiary or its properties or assets or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable consultants' and attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(c) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's gross negligence or willful misconduct.

         (d) In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

         (e) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Borrower with reasonable promptness; PROVIDED, THAT, any failure by such Indemnified Party to notify the Borrower shall not relieve the Borrower from its obligations hereunder except to the extent the Borrower is prejudiced thereby. The Borrower shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. Each Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party, unless (i) the Borrower has failed to assume the defense and employ counsel as provided herein,
(ii) the Borrower has agreed in writing to pay such fees and expenses of separate counsel or (iii) an action, proceeding or investigation has been commenced against such Indemnified Party and the Borrower and representation of both the Borrower and such Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of any Agent or Lender, the existence of any such actual or potential conflict of interest to be determined by such party, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clause (i), (ii), or (iii) of the immediately preceding sentence, the Borrower shall be responsible for the reasonable fees and expenses of such separate counsel; PROVIDED, THAT, the Borrower shall not in any event be required to pay the fees and expenses of more than one separate counsel (plus appropriate local counsel under the direction of such separate counsel) for all Indemnified Parties, unless representation of all Indemnified Parties by the same counsel would be inappropriate due to actual or potential conflicting interests between such Indemnified Parties, in which case, the Borrower shall be required to pay the fees and expenses of such additional counsel as are necessary to prevent such conflicting interests. The Borrower shall be liable only for settlement of any claim against an Indemnified Party made with the Borrower's written consent.

         (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Amended Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Amended Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final except deposits for the payment of payroll taxes) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Amended Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Amended Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07. APPLICABLE LAW. THIS AMENDED AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of any Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Amended Agreement or any other Loan Document or consent to any departure by the Borrower or any other Secured Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) None of this Amended Agreement, the other Loan Documents and any provision hereof or thereof may be waived, amended or modified (and no consent to the departure by the Borrower or any other Secured Party therefrom may be effective), except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; PROVIDED, THAT, no such agreement shall (i) decrease the principal amount of or extend the maturity of or date for the payment of any interest on any Loan or any date for reimbursement of a Letter of Credit Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or a Letter of Credit

Disbursement, without the prior written consent of each Lender affected thereby,
(ii) change or extend the Commitments or decrease the Fees of any Lender without the prior written consent of such Lender, (iii) increase the aggregate Commitments of the Lenders without the prior written consent of each Lender,
(iv) amend or modify the provisions of Section 2.17 or 9.04(j), the provisions of this Section, the definition of the term "Required Lenders," release at one time or serially in the aggregate all or substantially all the Guarantors or all or substantially all the Collateral, without the prior written consent of each Lender; (v) change the amount of the Revolving Credit Facility or any provision relating to any prepayment of the Loans under the Revolving Credit Facility without the consent of Lenders holding more than 50% of the outstanding Loans (and outstanding Letter of Credit Exposure, if applicable) under the Revolving Credit Facility, (vi) waive the conditions to funding any Loan or issuance of a Letter of Credit without the consent of Lenders holding more than 50% of the outstanding Loans, Letter of Credit Exposure and unused Commitments under the Revolving Credit Facility, and (vii) waive, amend or modify in a manner that, by its terms, adversely affects a Lender's participation in a Facility differently from those of the Lenders participating in the other Facility, shall require the consent of such adversely affected Lenders holding more than 50% of the outstanding Loans, Letter of Credit Exposure (if applicable) and unused Commitments under such Facility; PROVIDED, FURTHER, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Swingline Lender (in its capacity as such) or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of such Agent, the Swingline Lender or the Issuing Bank, as applicable. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 9.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.08 shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum rate permitted by applicable law (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the affected Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         SECTION 9.10. ENTIRE AGREEMENT. (a) This Amended Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement among the parties with respect to the subject matter hereof and thereof is superseded by this Amended Agreement, the other Loan Documents and the Fee Letter. Nothing in this Amended Agreement, the other Loan Documents or the Fee Letter, expressed or implied, is intended to confer upon any party (other than the parties hereto and the other Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Amended Agreement, the other Loan Documents or the Fee Letter.

         (b) THIS WRITTEN AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, THE FEE LETTER AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 9.11. SEVERABILITY. In the event any one or more of the provisions contained in this Amended Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.12. COUNTERPARTS. This Amended Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, admissible into evidence, but all such counterparts shall together constitute but one and the same Agreement, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart of this Amended Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amended Agreement. Any party delivering an executed counterpart of this Amended Agreement by facsimile shall also deliver a manually executed counterpart of this Amended Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amended Agreement.

         SECTION 9.13. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Amended Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amended Agreement.

         SECTION 9.14. REMEDIES. In case any one or more of the covenants and/or agreements set forth in this Amended Agreement shall have been breached by the Borrower, then the Administrative Agent may, on behalf of the Lenders, proceed to protect and enforce the Lenders' rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Amended Agreement. Without limitation of the foregoing, the Borrower agrees that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Agent acting pursuant to this Section 9.14, shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with Section 9.05.

         SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Ohio State court or Federal court of the United States of

America sitting in Dayton, Ohio, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amended Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ohio State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amended Agreement shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amended Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amended Agreement or the other Loan Documents in any Ohio State court or Federal court of the United States of America sitting in Dayton, Ohio. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Amended Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Amended Agreement will affect the right of any party to this Amended Agreement to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, the Borrower, the Agents, the Issuing Bank and the Lenders have caused this Amended Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         ROBBINS & MYERS, INC.,
                         as Borrower

                         by /s/ George M. Walker
                           -------------------------------------------------
                         Name:  George M. Walker
                         Title:  Vice President and Chief Financial Officer

                         BANK ONE, N.A., as Administrative
                         Agent, Issuing Bank and Lender

                         by /s/ Brian Bergmann
                           -------------------------------------------------
                         Name:  Brian Bergmann
                         Title:  Vice President

                         NATIONSBANK, N.A., as Documentation and

                         Syndication Agent and Lender

                         by /s/ Philip S. Durand
                           -------------------------------------------------
                         Name:  Philip S. Durand
                         Title:  Vice President

                         ABN AMRO BANK N.V., as Issuing Bank and
                         Lender

                         by /s/ Patrick M. Pastore
                           -------------------------------------------------
                         Name:  Patrick M. Pastore
                         Title:    Vice President

                         NATIONAL CITY BANK OF COLUMBUS,
                         as a Lender

                         by /s/ Susan M. Bottigi
                           -------------------------------------------------
                         Name:  Susan M. Bottigi
                         Title:  Vice President

                         THE BANK OF NOVA SCOTIA,
                         as a Lender

                         by /s/ F.C.H. Ashby
                           -------------------------------------------------
                         Name:  F.C.H. Ashby
                         Title:  Senior Manager Loan Operations